                                                                    EXHIBIT 10.1

                         CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF MARCH 18, 1999

                                     AMONG

                      AUDIO COMMUNICATIONS NETWORK, LLC,
                                  AS BORROWER

                              MUZAK HOLDINGS LLC

                                      AND

          CERTAIN SUBSIDIARIES OF AUDIO COMMUNICATIONS NETWORK, LLC,
                                AS GUARANTORS,

                               VARIOUS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             AS SYNDICATION AGENT,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                           AS ADMINISTRATIVE AGENT,

                                      AND

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      AND
                            CIBC OPPENHEIMER CORP.
                             AS CO-LEAD ARRANGERS

           ________________________________________________________

                 $230,000,000 SENIOR SECURED CREDIT FACILITIES
           ________________________________________________________

                               TABLE OF CONTENTS


                                                                            Page
SECTION 1.  DEFINITIONS AND INTERPRETATION..................................   2
     1.1.   Definitions.....................................................   2
     1.2.   Accounting Terms................................................  41
     1.3.   Interpretation, Etc.............................................  42

SECTION 2.  LOANS AND LETTERS OF CREDIT.....................................  42
     2.1.   Term Loans......................................................  42
     2.2.   Revolving Loans.................................................  43
     2.2A   Letters of Credit...............................................  45
     2.3.   Pro Rata Shares; Availability of Funds..........................  49
     2.4.   Use of Proceeds.................................................  50
     2.5.   Evidence of Debt; Register; Lenders' Books and Records..........  50
     2.6.   Interest Payments...............................................  51
     2.7.   Conversion/Continuation.........................................  53
     2.8.   Default Interest................................................  54
     2.9.   Fees............................................................  54
     2.10.  Scheduled Payments/Reductions...................................  55
     2.11.  Voluntary Prepayments/Reductions................................  56
     2.12.  Mandatory Prepayments/Reductions................................  57
     2.13.  Application of Prepayments/Reductions; Prepayment Fee...........  59
     2.14.  Allocation of Certain Payments and Proceeds.....................  61
     2.15.  General Provisions Regarding Payments...........................  62
     2.16.  Ratable Sharing.................................................  63
     2.17.  Making or Maintaining Eurodollar Rate Loans.....................  64
     2.18.  Increased Costs; Capital Adequacy...............................  65
     2.19.  Taxes; Withholding, Etc.........................................  67
     2.20.  Obligation to Mitigate..........................................  68
     2.21.  Defaulting Lenders..............................................  69
     2.22.  Removal or Replacement of a Lender..............................  70

SECTION 3.  CONDITIONS PRECEDENT............................................  71
     3.1.   Closing Date....................................................  71
     3.2.   Conditions to Each Credit Extension.............................  76

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................  77
     4.1.   Organization; Powers; Qualification; Capitalization.............  77
     4.2.   Valid Issuance..................................................  78
     4.3.   Authorization of Credit Documents; No Conflict..................  79
     4.4.   Governmental Consents...........................................  79

                                      (i)

     4.5.   Binding Obligation..............................................  79
     4.6.   Financial Statements; Projections...............................  79
     4.7.   No Material Adverse Effect; No Restricted Junior Payments.......  80
     4.8.   Adverse Proceedings, Etc........................................  80
     4.9.   Payment of Taxes................................................  80
     4.10.  Title to Properties; Intellectual Property......................  80
     4.11.  Collateral......................................................  82
     4.12.  Environmental...................................................  83
     4.13.  No Defaults; Material Contracts.................................  83
     4.14.  Governmental Regulation.........................................  84
     4.15.  Margin Stock....................................................  84
     4.16.  Employee Matters................................................  84
     4.17.  Employee Benefit Plans..........................................  84
     4.18.  Certain Fees....................................................  85
     4.19.  Solvency........................................................  85
     4.20.  Related Agreements..............................................  85
     4.21.  Year 2000 Issues................................................  85
     4.22.  Disclosure......................................................  86
     4.23.  No Burdensome Restrictions......................................  86
     4.24.  Holdings........................................................  86

SECTION 5.  AFFIRMATIVE COVENANTS...........................................  87
     5.1.   Financial Statements and Other Reports..........................  87
     5.2.   Existence.......................................................  91
     5.3.   Payment of Taxes and Claims.....................................  91
     5.4.   Maintenance of Properties.......................................  91
     5.5.   Insurance.......................................................  91
     5.6.   Inspections; Lenders Meetings...................................  92
     5.7.   Compliance with Laws; Contractual Obligations...................  92
     5.8.   Environmental...................................................  92
     5.9.   Subsidiaries....................................................  92
     5.10.  Material Real Estate Assets.....................................  93
     5.11.  Interest Rate Protection........................................  93
     5.12.  Year 2000 Issues................................................  93
     5.13.  Further Assurances..............................................  93
     5.14.  Other Transactions; Related Agreements..........................  94

SECTION 6.  NEGATIVE COVENANTS..............................................  95
     6.1.   Indebtedness....................................................  95
     6.2.   Liens...........................................................  97
     6.3.   Equitable Lien; No Further Negative Pledges.....................  99
     6.4.   Restricted Payments; Restrictions on Subsidiary Distributions...  99
     6.5.   Investments..................................................... 100

                                     (ii)

     6.6.   Financial Covenants............................................. 101
     6.7.   Fundamental Changes; Disposition of Assets; Acquisitions........ 104
     6.8.   Disposal of Subsidiary Interests................................ 105
     6.9.   Sales and Lease-Backs........................................... 105
     6.10.  Sale or Discount of Receivables................................. 106
     6.11.  Transactions with Shareholders and Affiliates................... 106
     6.12.  Conduct of Business; Holdings................................... 106
     6.13.  Amendments or Waivers of Certain Related Agreements............. 106
     6.14.  Fiscal Year..................................................... 107
     6.15.  Corporate Separateness.......................................... 107

SECTION 7.  GUARANTY........................................................ 108
     7.1.   Guaranty of the Obligations..................................... 108
     7.2.   Contribution by Guarantors...................................... 108
     7.3.   Payment by Guarantors........................................... 109
     7.4.   Liability of Guarantors Absolute................................ 109
     7.5.   Waivers by Guarantors........................................... 111
     7.6.   Guarantors' Rights of Subrogation, Contribution, Etc............ 111
     7.7.   Subordination of Other Obligations.............................. 112
     7.8.   Continuing Guaranty............................................. 112
     7.9.   Authority of Guarantors or Borrower............................. 113
     7.10.  Financial Condition of Borrower................................. 113
     7.11.  Bankruptcy, Etc................................................. 113
     7.12.  Notice of Events................................................ 114
     7.13.  Discharge of Guaranty Upon Sale of Guarantor.................... 114

SECTION 8.  EVENTS OF DEFAULT............................................... 114
     8.1.   Events of Default............................................... 114

SECTION 9.  AGENTS.......................................................... 117
     9.1.   Appointment of Agents........................................... 117
     9.2.   Powers and Duties............................................... 117
     9.3.   General Immunity................................................ 118
     9.4.   Agents Entitled to Act as Lender................................ 118
     9.5.   Lenders' Representations and Warranties......................... 119
     9.6.   Right to Indemnity.............................................. 119
     9.7.   Successor Administrative Agent.................................. 119
     9.8.   Collateral Documents and Guaranties............................. 120

SECTION 10. MISCELLANEOUS................................................... 121
     10.1.  Notices......................................................... 121
     10.2.  Expenses........................................................ 121
     10.3.  Indemnity....................................................... 122

                                     (iii)

     10.4.  Set-Off......................................................... 122
     10.5.  Amendments and Waivers.......................................... 123
     10.6.  Successors and Assigns; Participations.......................... 125
     10.7.  Independence of Covenants....................................... 127
     10.8.  Survival of Representations, Warranties and Agreements.......... 128
     10.9.  No Waiver; Remedies Cumulative.................................. 128
     10.10. Marshalling; Payments Set Aside................................. 128
     10.11. Severability.................................................... 128
     10.12. Obligations Several; Independent Nature of Lenders' Rights...... 128
     10.13. Headings........................................................ 129
     10.14. APPLICABLE LAW.................................................. 129
            --------------
     10.15. CONSENT TO JURISDICTION......................................... 129
            -----------------------
     10.16. WAIVER OF JURY TRIAL............................................ 129
            --------------------
     10.17. Confidentiality................................................. 130
     10.18. Usury Savings Clause............................................ 130
     10.19. Counterparts; Effectiveness..................................... 131

                                     (iv)

APPENDICES:    A         Term Loan Amounts and Revolving Commitments
               B         Notice Addresses


SCHEDULES:     4.1       Organization, Etc.
               4.10(b)   Real Estate Assets
               4.10(c)   Intellectual Property; Proprietary Software; License
                         Agreements
               4.13      Material Contracts
               5.10      Material Real Estate Asset Requirements
               6.1       Certain Indebtedness
               6.2       Certain Liens
               6.5       Certain Investments


EXHIBITS:      A         Funding Notice
               B         Conversion/Continuation Notice
               C         Compliance Certificate
               D         Issuance Notice
               E         Assignment Agreement
               F         Certificate Re Non-bank Status
               G-1       Closing Date Certificate
               G-2       Solvency Certificate
               H         Counterpart Agreement
               I         Pledge and Security Agreement

                                      (v)

                         CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of March 18, 1999, is entered into by and among AUDIO COMMUNICATIONS NETWORK, LLC, a Delaware limited liability company ("BORROWER"), MUZAK HOLDINGS LLC, a Delaware limited liability company ("HOLDINGS"), and CERTAIN DOMESTIC SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent (in such capacity,"SYNDICATION AGENT"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBOC"), as Administrative Agent (together with its permitted successors in such capacity,"ADMINISTRATIVE AGENT"), and GSCP and CIBC OPPENHEIMER CORP. ("CIBC"), as CO-LEAD ARRANGERS (in such capacity, "CO-LEAD ARRANGERS").


                                   RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Borrower is a Wholly-Owned Subsidiary of Holdings;

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of January 29, 1999 (the "MERGER AGREEMENT") among Borrower, Holdings, Muzak Limited Partnership ("MLP"), MLP Acquisition, L.P. and Music Holdings Corp., MLP shall be merged with and into Borrower, with Borrower as the surviving entity in such merger (the "MERGER");

     WHEREAS, Borrower will change its name to Muzak LLC and Holdings will change its name to Muzak Holdings LLC at the time of the Merger;

     WHEREAS, Lenders have agreed to extend certain credit facilities to Borrower, in an aggregate amount not to exceed $230,000,000, consisting of $30,000,000 aggregate principal amount of Tranche A Term Loans, $105,000,000 aggregate principal amount of Tranche B Term Loans, $60,000,000 aggregate principal amount of Tranche C Term Loans (unless the Senior Subordinated Notes are issued on or prior to the Closing Date) and up to $35,000,000 aggregate principal amount of Revolving Loans, the proceeds of which will be used, together with the Equity Contribution and the proceeds of the Senior Subordinated Notes, if issued on or prior to the Closing Date, to pay the approximately $127,500,000 Cash consideration in connection with the Merger (the "MERGER CONSIDERATION"), to finance the Capstar Contribution (including payment of an approximately $5,500,000 Cash purchase price adjustment to Capstar), to repay Existing Debt, to pay Transaction Costs and for working capital and other general business purposes of Borrower and its Included Subsidiaries, including acquisitions and capital expenditures permitted hereunder;

     WHEREAS, Borrower may issue and sell the Senior Subordinated Notes on or prior to the Closing Date, and if the Senior Subordinated Notes are issued on or prior to such date, the Tranche C Term Loan Commitment of each Lender will be cancelled and the Tranche C Term Loans will not be made;

     WHEREAS, after giving effect to the Transactions, Sponsors will own 73.2% of the voting membership interests of Holdings, management will own approximately 3.9% of the voting membership interests of Holdings, and Capstar will own approximately 22.9% of the voting membership interests of Holdings;

     WHEREAS, Borrower has agreed to secure all of its obligations hereunder by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on all material intellectual property and all of its other real, personal and mixed property (other than non-material real property), including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries that is a Guarantor and 65% of all the Capital Stock of each of its Foreign Subsidiaries; and

     WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure all of their respective obligations hereunder by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on all material intellectual property and all of their other respective real, personal and mixed property (other than non-material real property), including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Borrower but excluding Muzak Holdings Finance) and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Guarantors, Lenders, and Agents agree as follows:


 SECTION 1.  DEFINITIONS AND INTERPRETATION

     1.1 DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

     "ACKNOWLEDGMENT OF PLEDGE" as defined in the Pledge and Security Agreement.

     "ACNI" means Audio Communications Network, Inc., a Florida corporation.

     "ACQUISITION CASH FLOW" means for each acquired entity or assets an amount calculated for such entity or assets on a non-consolidated basis in accordance with the definition of "Adjusted Annualized Operating Cash Flow" and all definitions included, directly or indirectly, in the calculation thereof, provided that in connection with each such acquisition, Borrower shall deliver a draft Compliance Certificate and a Compliance Certificate as set forth in the definition of "Permitted Acquisition", each of which shall set forth in reasonable detail the calculation of the foregoing amount for such entity or assets, which calculation shall be satisfactory to Administrative Agent in all respects.

     "ADDITIONAL ACQUISITIONS" means (i) the acquisition on January 15, 1999 by Borrower of all of the outstanding stock of BSI, (ii) the acquisition on December 31, 1998 by MLP of certain of the assets and certain of the liabilities of MTI and (iii) the acquisition on February 25, 1999 by Borrower of all of the outstanding stock of Electro.

     "ADDITIONAL ACQUISITION RELATED DOCUMENTS" means, collectively, (i) the Asset Purchase Agreement dated October 28, 1998 between MLP and MTI, as amended by the Amendment dated November 27, 1998, the Second Amendment dated December 23, 1998, and the Third Amendment dated December 30, 1998, (ii) the Stock Purchase Agreement dated December 28, 1998 among Borrower, BSI and the Shareholders of BSI and (iii) the Stock Purchase Agreement dated February 18, 1999 among Borrower, Electro and Carolina Georgia Sound, Inc., as the same may be further amended, restated, supplemented or otherwise modified from time to time (a) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders or (b) thereafter to the extent permitted under Section 6.13.

     "ADJUSTED ANNUALIZED OPERATING CASH FLOW" means, for any Fiscal Quarter, Annualized Operating Cash Flow for such Fiscal Quarter, adjusted to give effect on a Pro Forma Basis to all acquisitions, Asset Sales and Franchise Additions and Terminations made by Borrower and its Included Subsidiaries during such Fiscal Quarter.

     "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m.

(London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.
                        -----

     "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

     "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, Borrower or any of their respective Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings, Borrower or any of their respective Subsidiaries, threatened against or affecting Holdings, Borrower or any of their respective Subsidiaries or any property of Holdings, Borrower or any of their respective Subsidiaries.

     "AFFECTED LENDER" as defined in Section 2.17(b).

     "AFFECTED LOANS" as defined in Section 2.17(b).

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AFFILIATE SALES" means Asset Sales by Borrower made in connection with and as a result of Permitted Acquisitions consummated after the date hereof consisting of sales of acquired accounts located in the "territory" or other similar domain of any "Muzak" franchisee in accordance with, and to the extent required by, the terms of such franchisee's franchise agreement.

     "AGENT" means each of Syndication Agent, Administrative Agent and each Co-Lead Arranger.

     "AGGREGATE AMOUNTS DUE" as defined in Section 2.16.

     "AGGREGATE PAYMENTS" as defined in Section 7.2.

     "AGREEMENT" means this Credit and Guaranty Agreement dated as of March 18, 1999, as it may be amended, supplemented or otherwise modified from time to time.

     "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal

Funds Effective Rate, respectively.

     "ALTERNATE BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ANNUALIZED OPERATING CASH FLOW" means, for any Fiscal Quarter, Consolidated Operating Cash Flow for such Fiscal Quarter, multiplied by four.

     "APPLICABLE MARGIN'' means (i) with respect to Tranche A Term Loans and Revolving Loans that are Eurodollar Rate Loans (a) from the Closing Date until six months following the Closing Date, a percentage, per annum, determined by reference to the following table as if the Total Leverage Ratio then in effect was greater than 5.25:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

     ===========================================================================
                    Tranche A Term Loans and Revolving Loans
     ---------------------------------------------------------------------------
                  Total                          Applicable         Applicable
                 Leverage                   Alternate Base Rate  Eurodollar Rate
                  Ratio                            Margin             Margin
     ---------------------------------------------------------------------------
     Greater than or equal to 5.25:1.00             2.00%              3.00%
     ---------------------------------------------------------------------------
     Less than 5.25:1.00                            1.75%              2.75%
     Greater than or equal to 4.75:1.00
     ---------------------------------------------------------------------------
     Less than 4.75:1.00                            1.50%              2.50%
     Greater than or equal to 4.25:1.00
     ---------------------------------------------------------------------------
     Less than 4.25:1.00                            1.25%              2.25%
     Greater than or equal to 3.75:1.00
     ---------------------------------------------------------------------------
     Less than 3.75:1.00                            1.00%              2.00%
     ===========================================================================

(ii) with respect to Tranche B Term Loans (a) 3.50% per annum for Eurodollar Rate Loans at any time after any High Yield Issuance and 3.75% for Eurodollar Rate Loans at any time prior to any High Yield Issuance and (b) 2.50% per annum for Alternate Base Rate Loans at any time after any High Yield Issuance and 2.75% for Alternate Base Rate Loans at any time prior to any High Yield Issuance and (iii) with respect to Tranche C Team Loans (a) 3.375% per annum for Eurodollar Rate Loans (b) and 2.375% per annum for Alternate Base Rate Loans. After the six month anniversary of the Closing Date, the "Applicable Margin" shall be determined by reference to the Total Leverage Ratio set forth in the most recent Compliance Certificate delivered pursuant to Section 5.1(d); thereafter, no change in the Applicable Margin with respect to Tranche A Term Loans and Revolving Loans shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable quarterly financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating such new Total Leverage Ratio. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 5.25:1.00. Promptly following receipt of the applicable information as and when required under
Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

     "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" means (a) from the Closing Date until six months following the Closing Date, a percentage, per annum, determined by reference to the following table as if the Total Leverage Ratio then in effect was greater than 5.00 to 1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

               ======================================================
               Total Leverage Ratio                    Commitment Fee
               ------------------------------------------------------
               Greater than or equal to 5.00               0.625%
               ------------------------------------------------------
               Less than 5.00                              0.500%
               Greater than 4.00
               ------------------------------------------------------
               Less than or equal to 4.00                  0.375%
               ======================================================

After the six month anniversary of the Closing Date, the "Applicable Revolving Commitment Fee Percentage" shall be determined by reference to the Total Leverage Ratio set forth in the most recent Compliance Certificate delivered pursuant to Section 5.1(d); thereafter, no change in the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable quarterly financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating such new Total Leverage Ratio. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Revolving Commitment Fee Percentage shall be determined as if the Total Leverage Ratio were in excess of 5.00:1.00. Promptly following receipt of the applicable information as and when required under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Revolving Commitment Fee Percentage in effect from such date.

     "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate or any other interest rate of a Loan is to be determined, or
(ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

     "ARTICLES OF MERGER" means the Certificate of Merger dated as of the date hereof relating to the Merger, as such certificate may be amended from time to time thereafter to the extent permitted pursuant to Section 6.13.

     "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Holdings', Borrower's or any of their respective Subsidiaries' businesses, assets or properties of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, Capital Stock (including, without limitation, Capital Stock of any such Subsidiaries), other than (i) inventory sold or a license granted in the ordinary course of business and (ii) disposals of obsolete, worn out or surplus property.

     "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit E (with such amendments or modifications as may be approved by Administrative Agent).

     "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer, treasurer or controller.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "BENEFICIARY" means each Agent, each Lender and each Lender Counterparty party to an Interest Rate Agreement required pursuant to Section 5.11.

     "BORROWER" as defined in the preamble hereto.

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "BSI" means Business Sound, Inc., an Ohio corporation.

     "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     "CAPSTAR" means Capstar Broadcasting Corporation, a Delaware corporation.

     "CAPSTAR CONTRIBUTION" means the contribution to Borrower of the three "Muzak" franchises owned or to be acquired by Capstar pursuant to the Capstar Documentation.

     "CAPSTAR CONTRIBUTION AGREEMENT" means a Contribution Agreement among Administrative Agent for the benefit of Lenders, ABRY Broadcast Partners III, L.P., Holdings and Borrower that (i) is executed and in full force and effect on or prior to the Closing Date, (ii) provides for the unconditional obligation by ABRY Broadcast Partners III, L.P. to make capital contributions in an amount equal to the Capital Contribution Amount (as defined in such Contribution Agreement) to Holdings, which will have an unconditional obligation to make capital contributions to Borrower, and the application of such contributions by Borrower to the Obligations, in each case in such amounts and on such terms and conditions as shall be satisfactory to Administrative Agent, provided that such agreement will provide that on the earlier to occur of (a) the delivery of notice by Borrower pursuant to Section 5.14 that the Capstar Omaha Contribution will not be consummated and (b) December 31, 1999, if the Capstar Omaha Contribution has not been consummated, each such capital contribution shall be made so that Borrower receives additional Equity Capital, and (iii) is otherwise in form and substance reasonably satisfactory to Administrative Agent.

     "CAPSTAR DOCUMENTATION" means the Contribution Agreement dated February 19, 1999 between Capstar and Holdings relating to the Capstar Contribution, as amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders or (ii) thereafter to the extent permitted under Section 6.13.

     "CAPSTAR OMAHA CONTRIBUTION" means the contribution to Borrower of the Omaha, Nebraska "Muzak" franchise.

     "CASH" means money, currency or a credit balance in any Deposit Account.

     "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender, Brown Brothers Harriman, or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

     "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

     "CHANGE OF CONTROL" means, at any time, (i) Sponsors in the aggregate shall cease to beneficially own and control at least 51% of the issued and outstanding membership interests of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of the Board of Directors; (ii) Holdings shall cease to beneficially own and control all of the issued and outstanding membership interests of Borrower; (iii) any "change of control" or similar event under the Senior Subordinated Notes Related Documents or the Holdings Note Related Documents shall occur; (iv) a majority of the Board of Directors of Holdings shall not be Continuing Directors; or (v) a majority of the voting power of the members of the Board of Directors of Borrower shall not have been elected or nominated by Sponsors.

     "CIBC" as defined in the preamble hereto.

     "CIBOC" as defined in the preamble hereto.

     "CLASS" means (i) with respect to Lenders, each of the following classes of
Lenders: (a) Lenders having Tranche A Term Loan Exposure, (b) Lenders having Tranche B Term Loan Exposure, (c) Lenders having Tranche C Term Loan Exposure, and (d) Lenders having Revolving Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, (c) Tranche C Term Loans, and (d) Revolving Loans.

     "CLOSING DATE" means the date on which the Term Loans are made.

     "CLOSING DATE CERTIFICATE" means a certificate substantially in the form of Exhibit G.

     "CLOSING DATE SPONSOR DEBT" as defined in the definition of "PERMITTED SPONSOR SUBORDINATED DEBT".

     "CO-LEAD ARRANGERS" as defined in the preamble.

     "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

     "COLLATERAL ACCOUNT" as defined in the Pledge and Security Agreement.

     "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Capstar Contribution Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C.

     "CONSENT SOLICITATION" means, collectively, the offer by Borrower to repurchase up to and including 100% of the outstanding Existing Senior Notes and the consent solicitation by Borrower from the holders of outstanding Existing Senior Notes of consents to certain amendments to the Existing Senior Note Indenture, in each case as described in the Consent Solicitation Materials.

     "CONSENT SOLICITATION MATERIALS" means, collectively, (i) the respective Offer to Purchase and Consent Solicitation Statements dated February 8, 1999 made by Borrower in respect of the Existing Senior Notes and (ii) all related documents and agreements, including the Dealer Manager Agreement dated February 8, 1999 among Borrower, CIBC and Goldman, Sachs & Co., as each may be amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders or (ii) thereafter to the extent permitted under Section 6.13.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Borrower and its Included Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Borrower and its Included Subsidiaries. Consolidated Capital Expenditures shall include capitalized expenditures (excluding expenditures related to the Capstar Omaha Contribution, but only excluding expenditures made or incurred prior to the time of such contribution, and including any subsequent expenditures made or incurred in respect of the Omaha, Nebraska "Muzak" affiliate) related to new location growth ("NEW LOCATION EXPENDITURES").

     "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not required to be paid in Cash until maturity of the Indebtedness on which such interest is payable.

     "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Borrower and its Included Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

     "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Borrower and its Included Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

     "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Operating Cash Flow, (b) the Consolidated Working Capital Adjustment and (c) any net Cash extraordinary gains, minus (ii) the sum,
                                                             -----
without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (1) prepayments of Loans pursuant to Section 2.12(c) and (2) repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures and Permitted Acquisitions made during such period (net of (1) the aggregate principal amount of all Indebtedness incurred or assumed by Borrower and its Included Subsidiaries during such period in connection with the financing of such expenditures and acquisitions and (2) the amount of any such expenditures or acquisitions made with Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds reinvested pursuant to Section 2.12) to the extent such expenditures and acquisitions were permitted pursuant to Sections 6.6 and 6.7, (c) Consolidated Cash Interest Expense, (d) any provision for current taxes based on income of Borrower and its Included Subsidiaries and payable in Cash with respect to such period, (e) any Restricted Junior Payment permitted to be made pursuant to Section 6.4 to the extent payable in Cash with respect to such period and (f) any net Cash extraordinary losses.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for Borrower and its Included Subsidiaries on a consolidated basis of each of the following for such period,
(i) any provision for current taxes based on income of Borrower and its Included Subsidiaries and payable in Cash during such period, (ii) Consolidated Cash Interest Expense, (iii) scheduled prepayments of the Loans required to be made pursuant to Section 2.10 for such period, (iv) Consolidated Capital Expenditures (other than New Location Expenditures), and (v) Restricted Junior Payments (including, without limitation, Tax Distributions and Management Fees, but excluding payments by Borrower to Holdings or to either Sponsor, as applicable, with respect to Permitted Sponsor Subordinated Debt to the extent permitted hereunder) to the extent payable in Cash with respect to such period.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Included Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Included Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9 payable on or before the Closing Date.

     "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Borrower and its Included Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, together with the amount of dividends or other distributions actually paid to Borrower or any Included Subsidiary by Electro during such period to the extent Electro is not an Included Subsidiary during such period, minus (ii) (a) the
                                                          -----
income of any Person (other than an Included Subsidiary of Borrower) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Included Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes an Included Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Included Subsidiaries or that Person's assets are acquired by Borrower or any of its Included Subsidiaries, (c) the income of any Included Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Included Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Included Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (e) the income (or loss) of any Included Subsidiary attributable to discontinued operations (including, without limitation, operations disposed of during such period) and
(f) (to the extent not included in clauses (a) through (e) above) any net extraordinary gains or net extraordinary losses.

     "CONSOLIDATED OPERATING CASH FLOW" means, for any period, without duplication, an amount determined for Borrower and its Included Subsidiaries on a consolidated basis equal to (i) to the sum of the amounts for such period of
(a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) any provisions for taxes based on income, (d) total depreciation expense, (e) total amortization of intangibles (but excluding any non-Cash item to the extent it represents the amortization of a prepaid Cash expense that was paid in any prior period) expense, (f) Management Fees, and (g) all other non-Cash items reducing Consolidated Net Income for such period except for any non-Cash items that represent accruals of, or reserves for, Cash disbursements to be made in any future accounting period, minus (ii) all other non-Cash items increasing
                          -----
Consolidated Net Income (other than any non-Cash items representing deferred revenue to the extent that such revenue was not included in Net Income in any prior period).

     "CONSOLIDATED SENIOR DEBT" means, as at any date of determination, Consolidated Total Debt less the aggregate outstanding principal amount of the Senior Subordinated Notes on such date.

     "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, all Indebtedness of Borrower and its Included Subsidiaries on such date on a consolidated basis, excluding (i) any Permitted Sponsor Subordinated Debt, (ii) Deferred Management Fees and (iii) items of Indebtedness of the type described in clause (x) of the definition of Indebtedness, but only if as of such date of determination, such Indebtedness would not be considered as a liability on a balance sheet in conformity with GAAP.

     "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

     "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

     "CONTINGENT OBLIGATIONS" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of Holdings, together with any new directors whose election by such Board of Directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved.

     "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable
Conversion/Continuation Notice.

     "CONVERSION/CONTINUATION NOTICE" means a notice substantially in the form of Exhibit A.

     "COUNTERPART AGREEMENT" means a counterpart agreement substantially in the form of Exhibit H.

     "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

     "CREDIT DATE" means the date of the making of a Loan.

     "CREDIT DOCUMENT" means any of this Agreement, any promissory notes delivered in connection herewith, the Collateral Documents, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or Lender in connection herewith.

     "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

     "CREDIT PARTY" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower's and its Included Subsidiaries' operations.

     "CUTOFF DATE" as defined in Section 2.13(c).

     "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "DEFAULT EXCESS'' means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

     "DEFAULT PERIOD'' means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Revolving Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of Section 2.11 or Section 2.12 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitment, and (iii) the date on which Borrower, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

     "DEFAULTING LENDER" as defined in Section 2.21.

     "DEFAULTING LOAN" as defined in Section 2.21.

     "DEFERRED MANAGEMENT FEES" as defined in Section 6.4(a)(viii).

     "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "ELECTRO" means Electro Systems Corporation, a Florida corporation.

     "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Holdings or Borrower shall be an Eligible Assignee.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was sponsored, maintained, contributed to by or required to be contributed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

     "EMPLOYMENT AGREEMENT" means the Employment Agreement dated as of a date on or about the Closing Date between Borrower and William A. Boyd, in the form provided to Syndication Agent and Administrative Agent on the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.13.

     "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

     "EQUITY CAPITAL" means capital that was contributed to Borrower by Holdings in the form of Cash or property in exchange for common membership interests in Borrower and includes (i) the Equity Contribution and (ii) the following capital contributions: (a) $25,300,000 contributed by Sponsor in connection with the acquisition of the assets of Borrower, (b) $4,100,000 contributed in connection with the acquisition of BSI, (c) $600,000 contributed in connection with the acquisition of Electro and (d) $1,500,000 contributed by management in connection with the acquisition of the assets of Borrower.

     "EQUITY CONTRIBUTION" means equity contributions to Borrower on or about the Closing Date by Holdings consisting of (i) Cash contributed by MEM, (ii) Cash or MLP partnership interests contributed by management of Holdings, (iii) the Cash proceeds from the issuance of the Holdings Notes or from the incurrence of the Closing Date Sponsor Debt and (iv) the net value of assets contributed as part of the Capstar Contribution.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

     "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

     "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

     "EVENT OF DEFAULT" means each of the events set forth in Section 8.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "EXISTING DEBT" means all Indebtedness (other than Indebtedness hereunder and under the Senior Subordinated Notes, if issued on or prior to the Closing Date, and Indebtedness identified in Schedule 6.1 annexed hereto) of Borrower and its Subsidiaries (including, for such purpose, MLP and its Subsidiaries) outstanding at any time on the Closing Date, including, without limitation, the Indebtedness under the Existing Sponsor Loan and the Existing MLP Debt Agreements.

     "EXISTING INDENTURE AMENDMENTS" means the amendments, modifications and supplements to the Existing Senior Note Indenture described in the Consent Solicitation Materials.

     "EXISTING MLP DEBT AGREEMENTS" means, collectively, (i) the Existing Senior Notes, (ii) the Loan and Security Agreement dated as of December 30, 1998 between MLP and Foothill Capital Corporation and all agreements and documents related thereto, as in effect on the Closing Date, and (iii) the promissory note dated December 30, 1998 issued by MLP to MTI.

     "EXISTING SENIOR NOTE INDENTURE" means the Indenture dated October 2, 1996 between MLP, MCC and U.S. Bank Trust National Association pursuant to which the Existing Senior Notes were issued, as amended, restated, supplemented or otherwise modified from time to time on or prior to the Closing Date to the extent contemplated in the Consent Solicitation Materials or otherwise to the extent permitted under Section 6.13.

     "EXISTING SENIOR NOTES" means the 10% Senior Notes due 2003 issued by MLP and MCC pursuant to the Existing Senior Note Indenture.

     "EXISTING SPONSOR LOAN" means the loan made by Sponsor to Borrower as evidenced by the Promissory Note dated October 6, 1998 by Borrower to Sponsor.

     "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

     "FAIR SHARE" as defined in Section 7.2.

     "FAIR SHARE SHORTFALL" as defined in Section 7.2.

     "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

     "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of Borrower, executed on Borrower's behalf by the chief financial officer or treasurer of Borrower, that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     "FINANCIAL PLAN" as defined in Section 5.1(j).

     "FINANCIAL STATEMENTS" means, collectively, the Historical Financial Statements and the Pro Forma Financial Statements.

     "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

     "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

     "FISCAL YEAR" means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

     "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any period of (i) Consolidated Operating Cash Flow for the period then ended, to
(ii) Consolidated Fixed Charges for
such period, in each case as set forth in the Compliance Certificate based on the Fiscal Quarter then ended. For purposes of calculating the Fixed Charge Coverage Ratio, each of Consolidated Operating Cash Flow and Consolidated Fixed Charges shall be calculated on a Pro Forma Basis from the date of any transaction for which pro forma effect is being given.

     "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

     "FRANCHISE ADDITION" means (i) an investment by Borrower or an Included Subsidiary in any other Person pursuant to which such Person shall become an Included Subsidiary, or shall be merged with or into Borrower or any Included Subsidiary or (ii) the acquisition of Borrower or any Included Subsidiary of the assets of any Person (other than an Included Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or class of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "FRANCHISE TERMINATION" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition, other than in the ordinary course of business as to Borrower or an Included Subsidiary, in any single or series of related transactions, of a division or line of business.

     "FUNDING DEFAULT" as defined in Section 2.21.

     "FUNDING GUARANTORS" as defined in Section 7.2.

     "FUNDING NOTICE" means a notice substantially in the form of Exhibit A.

     "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "GSCP" as defined in the preamble hereto.

     "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

     "GUARANTOR" means each of Holdings and each Domestic Subsidiary of Borrower other than Muzak Heart and Soul Foundation, a Washington nonprofit corporation, and Muzak Finance

     "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

     "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

     "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Borrower's or any of its Included Subsidiaries' businesses and not for speculative purposes.

     "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "HIGH YIELD DEBT" means Indebtedness of (i) Borrower under the Senior Subordinated Notes and (ii) Holdings under the Holdings Notes.

     "HIGH YIELD ISSUANCE" means the issuance and sale by (i) Borrower of the Senior Subordinated Notes and (ii) Holdings of the Holdings Notes.

     "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (a) with respect to MLP, the audited financial statements of MLP and its Subsidiaries, for the immediately preceding five fiscal years, consisting of balance sheets and the related consolidated statements of income, partners' equity and cash flows for such Fiscal Years, (b) with respect to Borrower, the audited financial statements of Borrower and its Subsidiaries, for the period from October 7, 1998 through December 31, 1998, consisting of the consolidated balance sheets as of December 31, 1998 and the related statements of income, members' equity and cash flows for such period, together with a Financial Officer Certification, (c) with respect to ACNI, (i) the audited financial statements of ACNI and its Subsidiaries, for the immediately preceding two Fiscal Years, consisting of balance sheets and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Years, and (ii) the audited financial statements of ACNI and its Subsidiaries for the period from January 1, 1998 to October 6, 1998, consisting of a balance sheet and the related consolidated statements of income, shareholders' equity and cash flows for the period, and, in the case of clause (ii), certified by Borrower, executed on Borrower's behalf by the chief financial officer of Borrower, that they fairly present, in all material respects, the financial condition of ACNI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (d) with respect to BSI, unaudited financial statements for the year ended December 31, 1997, (e) with respect to MTI, unaudited financial statements for the years ended December 31, 1996 and 1997, (f) with respect to Capstar, an unaudited balance sheet and income statement for the year ended December 31, 1998, and (g) with respect to Electro, unaudited financial statements for the year ended December 31, 1998.

     "HOLDINGS" as defined in the preamble hereto.

     "HOLDINGS LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of Holdings dated as of a date on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "HOLDINGS NOTE INDENTURE" means the Indenture dated as of the Closing Date, by and among Holdings and Muzak Finance, as Issuers, and State Street Bank and Trust Co., as Trustee, pursuant to which the Holdings Notes are to be issued, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "HOLDINGS NOTE RELATED DOCUMENTS" means any or all of, as the context may require, (i) the Holdings Notes, (ii) the Holdings Note Indenture, (iii) the Purchase Agreement dated March 12, 1999, by and among Holdings and Muzak Holdings Finance, as Issuers, and CIBC and GSCP, as Initial Purchasers, and (iv) the Registration Rights Agreement dated as of the Closing Date, by and among Holdings and Muzak Holdings Finance, as Issuers, and CIBC and GSCP, as Initial Purchasers, as each may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "HOLDINGS NOTES" means $75 million aggregate principal amount at maturity of 13% Senior Discount Notes due 2010 of Holdings and Muzak Holdings Finance to be issued pursuant to the Holdings Note Indenture.

     "INCLUDED SUBSIDIARY" means each Domestic Subsidiary of Borrower that is a Guarantor other than Electro at any time that Electro has any Indebtedness; provided that for as long as the Capstar Contribution Agreement is in full force and effect and no contribution has been requested by Administrative Agent pursuant thereto and until (i) Borrower has delivered notice to Administrative Agent pursuant to Section 5.14 that the Capstar Omaha Contribution will not be consummated or (ii) the Capstar Omaha Contribution is consummated, the Omaha, Nebraska "Muzak" affiliate shall be treated as if it were an Included Subsidiary for purposes of all financial definitions contained herein and for purposes of Section 6.6; provided further that the notice referred to in clause (i) shall be delivered, or the Capstar Omaha Contribution shall have been consummated, no later than December 31, 1999.

     "INCREASED-COST LENDERS" as defined in Section 2.22.

     "INDEBTEDNESS" as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money or with respect to deposits or advances of any kind; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding ordinary course trade payables); (v) all obligations of such Person upon which interest charges are customarily paid; (vi) all obligations evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments; (vii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (viii) all obligations, contingent or otherwise, as an account party under any letter of credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP; (ix) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock; (x) all obligations under Interest Rate Agreements and other Hedge Agreements, calculated as of any date of determination as the net amounts, if any, that would be required to be paid by such Person if such Agreements were terminated on such date; (xi) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (xii) payment obligations of such Person under any facility for the sale or financing of receivables; (xiii) Contingent Obligations; (xiv) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner or any Joint Venture) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

     "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

     "INDEMNITEE" as defined in Section 10.3.

     "INSTALLMENT" as defined in Section 2.10(a).

     "INSTALLMENT DATE" as defined in Section 2.10(a).

     "INTELLECTUAL PROPERTY" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

     "INTELLECTUAL PROPERTY COLLATERAL" means as all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

     "INTEREST COVERAGE RATIO" means the ratio as of the last day of any period of (i) Consolidated Operating Cash Flow for the period then ended, to (ii) Consolidated Cash Interest Expense for such period, in each case as set forth in the Compliance Certificate based on the Fiscal Quarter then ended. For purposes of calculating the Interest Coverage Ratio, each of Consolidated Operating Cash Flow and Consolidated Cash Interest Expense shall be calculated on a Pro Forma Basis from the date of any transaction for which pro forma effect is being given.

     "INTEREST PAYMENT DATE" means with respect to (i) any Alternate Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

     "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrower in the applicable Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (f), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond the such Class's Term Loan Maturity Date; (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; (e) no Interest Period with respect to any portion of Revolving Loans shall extend beyond a date on a which Borrower is required to make a scheduled reduction of Revolving Commitments, unless the sum of (1) the aggregate principal amount of such Revolving Loans that are Alternate Base Rate Loans, and (2) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date or reduction equals or exceeds the amount required to be paid with respect to the Revolving Commitments on such date; and (f) no Interest Period with respect to any portion of a Class of Term Loans shall extend beyond a date on a which Borrower is required to make a scheduled payment of principal of such Class of Term Loans, unless the sum of
(1) the aggregate principal amount of such Class of Term Loans that are Alternate Base Rate Loans, and (2) the aggregate principal amount of such Class of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Class of Term Loans on such date.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrower's and its Included Subsidiaries' operations.

     "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Holdings or any of its Subsidiaries from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "INVESTMENT PROPERTY" as defined in the Pledge and Security Agreement.

     "INVESTOR SECURITIES PURCHASE AGREEMENT" means the Investment Securities Purchase Agreement dated as of October 6, 1998 among Holdings, Sponsor, Joseph Koff and David Unger, as amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders or (ii) thereafter to the extent permitted under Section 6.13.

     "ISSUANCE NOTICE" means a notice substantially in the form of Exhibit D.

     "ISSUING BANK" means CIBOC as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

     "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

     "LENDER" means each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns, and Issuing Bank.

     "LENDER COUNTERPARTY" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement.

     "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Standby Letters of Credit issued or to be issued by Issuing Bank for the account of Borrower pursuant to
Section 2.2A.

     "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

     "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of
(i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrower.

     "LICENSE AGREEMENTS" as defined in the Pledge and Security Agreement.

     "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

     "LOAN" means a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, and a Revolving Loan.

     "MANAGEMENT AGREEMENT" means the Amended and Restated Management and Consulting Services Agreement dated as of a date on or about the Closing Date between ABRY Partners, Inc. and Borrower, as amended, restated, modified or supplemented from time to time to the extent permitted under Section 6.13.

     "MANAGEMENT FEES" means management fees payable by Borrower to ABRY Partners, Inc. pursuant to the Management Agreement.

     "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries on a consolidated basis, (ii) the ability of any Credit Party to fully and timely perform the Obligations, (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party, or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document.

     "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings, Borrower or any of their respective Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect ; provided, however, that no franchise contract or arrangement or license contract or arrangement entered into by Borrower or any of its Subsidiaries in the ordinary course of business shall be considered a Material Contract unless it involves aggregate annual consideration payable or receivable by Borrower or such Subsidiary of not less than $2,500,000.

     "MATERIAL REAL ESTATE ASSET'' means (i) a fee-owned Real Estate Asset having a fair market value in excess of $500,000 as of the date of the acquisition thereof, or (ii) all Leasehold Properties other than those (a) with respect to which the aggregate payments under the term of the lease are less than $250,000 per annum, (b) that do not contain any financial records, the original or a copy of which is not contained elsewhere,
(c) that do not have any personal property located thereon with an aggregate value in excess of $500,000 and (d) that relates to a site the loss of which would not otherwise have a material adverse effect on the operation of the business of Borrower or any of its Subsidiaries.

     "MAXIMUM AVAILABLE AMOUNT" as defined in Section 2.2A(h).

     "MCC" means Muzak Capital Corporation, a Delaware corporation.

     "MEM" means MEM Holdings, LLC, a Delaware limited liability company.

     "MEMBERS AGREEMENT" means the Amended and Restated Members Agreement dated as of a date on or about the Closing Date among Holdings, MEM, Joseph Koff and David Unger, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "MERGER" as defined in the recitals hereto.

     "MERGER AGREEMENT" as defined in the recitals hereto, as amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders or (ii) thereafter to the extent permitted under Section 6.13.

     "MERGER CONSIDERATION" as defined in the recitals hereto.

     "MLP" as defined in the recitals hereto.

     "MOODY'S" means Moody's Investor Services, Inc.

     "MTI" means Music Technologies, Inc., a Michigan corporation.

     "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

     "MUZAK FINANCE" means Muzak Finance Corp., a Delaware corporation.

     "MUZAK HOLDINGS FINANCE" means Muzak Holdings Finance Corp., a Delaware corporation.

     "MUZAK LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of Borrower dated as of a date on or about the Closing Date, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

     "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report of management's discussion and analysis of financial condition and results of operations of Borrower and its Subsidiaries in the form prepared for filings under the Exchange Act for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year or, if later, the Closing Date, to the end of such period to which such financial statements relate.

     "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, minus (ii) any bona
                                                             -----
fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes actually payable (by the seller or, to the extent such taxes would give rise to a Tax Distribution, by any direct or indirect owner of the seller) within two years of the date of receipt of such Cash payments as a result of any gain recognized in connection with such Asset Sale and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

     "NET HIGH YIELD PROCEEDS" means, with respect to any High Yield Issuance, an amount equal to the Cash proceeds received from such issuance, minus any bona
                                                                  -----
fide direct costs incurred in connection with such issuance.

     "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus
                                                                         ------
(ii) (a) any actual and reasonable documented costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes actually payable (by the seller or, to the extent such taxes would give rise to a Tax Distribution, by any direct or indirect owner of the seller) within two years of the date of receipt of such Cash payments as a result of any gain recognized in connection therewith.

     "NEW COMMITMENTS" as defined in Section 2.2(a)(ii).

     "NEW LOCATION EXPENDITURES" as defined in the definition of "CONSOLIDATED CAPITAL EXPENDITURES".

     "NEW REVOLVING LENDERS" as defined in Section 2.2(a)(ii).

     "NEW TRANCHE B LENDER" as defined in Section 2.2(a)(ii).

     "NEW TRANCHE B TERM LOAN" as defined in Section 2.2(a)(ii).

     "NEW TRANCHE B TERM LOAN AMOUNT" as defined in Section 2.2(a)(ii).

     "NON-US LENDER" as defined in Section 2.19(c).

     "NOTICE" means a Funding Notice, an Issuance Notice or a Conversion/Continuation Notice.

     "OBLIGATIONS" means, with respect to any Credit Party, obligations of such Credit Party, whether now existing or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, whether for principal, interest, fees, expenses, indemnification or otherwise, and however arising under or in connection herewith and any other Credit Document, including any Letter of Credit, and any Interest Rate Agreement required pursuant to Section 5.11 with a Lender Counterparty (including payments for early termination under such Hedge Agreements), including those arising under successive borrowing transactions hereunder which shall either continue the Obligations of such Credit Party from time to time or renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding.

     "OBLIGEE GUARANTOR" as defined in Section 7.7.

     "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

     "ORIGINAL ENTERPRISE VALUE" means the sum of (i) the amount of Equity Capital, plus (ii) the amount of Indebtedness incurred hereunder, plus (iii) the amount of aggregate proceeds from any issuance of the Senior Subordinated Notes, plus (iv) the aggregate outstanding principal amount of other Indebtedness of Borrower and its Included Subsidiaries.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "PERMITTED ACQUISITION" means any acquisition by Borrower or any of its Included Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or a division of, any Person; provided:

          (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

          (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

          (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or any of its Wholly-Owned Included Domestic Subsidiaries, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 5.9;

          (iv)   Borrower and its Subsidiaries shall be in compliance with
Section 6.6, both immediately before and after giving effect to such acquisition on a Pro Forma Basis as of the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.1(d);

          (v) Borrower shall have delivered (a) to Administrative Agent and Syndication Agent at least five Business Days prior to such proposed acquisition a draft certificate in the form of a Compliance Certificate and (b) to Administrative Agent on the date of such acquisition a certificate in the form of a Compliance Certificate, in each case evidencing such compliance with such Section, together with all relevant financial information for such acquired assets, including, without limitation, the aggregate consideration for such acquisition, the Acquisition Cash Flow for each acquired entity and the information required pursuant to Section 6.6, if relevant; and

          (vi) any Person or assets or division as acquired in accordance herewith shall be in primarily the same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date.

     "PERMITTED LIENS" means each of the Liens permitted pursuant to Section
6.2.

     "PERMITTED SPONSOR DEBT AGREEMENT" means any loan agreement between one or more Sponsors and Holdings or Borrower, as applicable, evidencing the Permitted Sponsor Subordinated

Debt, as amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under Section 6.13.

     "PERMITTED SPONSOR SUBORDINATED DEBT" means subordinated unsecured loans from one or more Sponsors to Holdings or Borrower, provided (i) prior to the payment in full in Cash of all of the Obligations no payment in respect of the principal of or interest on such loans shall be required or made (unless otherwise approved by Requisite Lenders), (ii) no such loan shall mature earlier than June 30, 2007, (iii) if such loans are to Holdings, the net proceeds thereof shall either be contributed as Equity Capital to Borrower or loaned to Borrower on the terms described in clauses (i), (ii) and (iv) hereof (and any such loan to Borrower from Holdings shall also constitute "Permitted Sponsor Subordinated Debt") and (iv) in all other respects such loans shall be subordinated to all of the Obligations on terms and conditions acceptable to Requisite Lenders; provided, if any Permitted Sponsor Subordinated Debt is issued on or prior to the Closing Date, it shall also be referred to as "CLOSING DATE SPONSOR DEBT".

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

     "PLAN OF CORRECTION" as defined in Section 4.21.

     "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

     "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "PRIME RATE" means the rate that CIBOC announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CIBOC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "PRINCIPAL OFFICE" means, for each of Administrative Agent and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

     "PRO FORMA BASIS" means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed acquisition, disposition or other action which requires compliance on a pro forma basis, giving effect to adjustments for cost reductions and non-recurring costs and using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Borrower and its Subsidiaries which shall be reformulated (i) as if such acquisition, disposition or other action, and any other such action which has been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such actions, had been consummated at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant action at the weighted average of the interest rates applicable to outstanding Loans during such period), and (ii) otherwise in conformity with such procedures as may be agreed upon between Administrative Agent and Borrower, provided all the calculations referred to herein shall be in reasonable detail and shall be in form and substance satisfactory to Administrative Agent in all respects.

     "PRO FORMA FINANCIAL STATEMENTS" as defined in Section 3.1(o).

     "PROJECTIONS" as defined in Section 4.6.

     "PROPRIETARY SOFTWARE" as defined in the Pledge and Security Agreement.

     "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche C Term Loan Exposure of that Lender by (b) the aggregate Tranche C Term Loan Exposure of all Lenders; and (iv) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Tranche C Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Tranche C Term Loan Exposure and the aggregate Revolving Exposure of all Lenders. The initial Pro Rata Share for each Class of Loans of each Lender party hereto on the Closing Date is as set forth on Appendix A.

     "REAL ESTATE ASSET" means, at any time of determination, any interest (whether leasehold, fee or otherwise) then owned by any Credit Party in any real property.

     "REGISTER" as defined in Section 2.5(b).

     "REGISTRATION AGREEMENT" means the Amended and Restated Registration dated as of a date on or about the Closing Date among Holdings, MEM, Joseph Koff, David Unger, Music Holdings Corp. and Capstar, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REIMBURSEMENT DATE" as defined in Section 2.2A(d).

     "RELATED AGREEMENTS" means, collectively, the following: the Merger Agreement, the Articles of Merger, the Consent Solicitation Materials, the Existing Senior Note Indenture, the Existing Indenture Amendments, the Capstar Documentation, any Senior Subordinated Note Related Documents, any Holdings Note Related Documents, any Permitted Sponsor Debt Agreement, the Additional Acquisition Related Documents, any documentation related to the repayment of any Existing Debt, the Muzak LLC Agreement, the Holdings LLC Agreement, the Employment Agreement, the Management Agreement, the Members Agreement, the Investor Securities Purchase Agreements, the Securityholders Agreement, the Registration Agreement and the Securities Repurchase Agreement and all documents related thereto.

     "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

     "REPLACEMENT LENDER" as defined in Section 2.22.

     "REQUIRED PREPAYMENT DATE" as defined in Section 2.13(c).

     "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche C Term Loan Exposure of all

Lenders; and (iv) for the Class of Lenders having Revolving
Exposure, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders.

     "REQUISITE LENDERS" means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, Tranche C Term Loan Exposure and/or Revolving Exposure representing more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders (iii) the aggregate Tranche C Term Loan Exposure of all Lenders, and (iv) the aggregate Revolving Exposure of all Lenders.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or the Holdings Notes, and (v) any payment of any management, consulting, advisory or other similar fees and/or expenses by Holdings, Borrower or any of their respective Subsidiaries to any Person.

     "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Credit Extension (other than any Term Loan). The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

     "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

     "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) April 30, 1999 if the Term Loans are not made on or before that date; (ii) December 31, 2005, (iii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b) or 2.12, and (iv) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

     "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, such Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of such Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit (net of any participations purchased by Lenders in such Letters of Credit or any unreimbursed drawing thereunder), and (c) the aggregate amount of all participations purchased by such Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

     "REVOLVING LENDER" means each Lender with a Revolving Commitment.

     "REVOLVING LOAN" means a Loan made by a Lender to Borrower pursuant to
Section 2.2(a)(i).

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

     "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "SECURITIES REPURCHASE AGREEMENTS" means the Securities Repurchase Agreements, entered into as of October 6, 1998 and entered into prior to, on or after the Closing Date, among Holdings and MEM, on the one hand, and each of Joseph Koff, David Unger, and other management members on the other hand, as amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders or (ii) thereafter to the extent permitted under Section 6.13.

     "SECURITYHOLDERS AGREEMENT" means the Security holders Agreement dated as of a date on or about the Closing Date among Holdings, MEM and Capstar, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "SENIOR LEVERAGE RATIO" means the ratio as of any day of (i) Consolidated Senior Debt as of such day to (ii) Adjusted Annualized Operating Cash Flow as set forth in the Compliance Certificate based on the Fiscal Quarter then ended (or, if no Fiscal Quarter is then ended, the most recently ended Fiscal Quarter) delivered by Borrower to Administrative Agent pursuant to Section 5.1(d), plus, without duplication, Acquisition Cash Flow for all entities and assets acquired since such Fiscal Quarter.

     "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of the Closing Date, by and among Muzak Finance and Borrower, as Issuers, Holdings, Muzak Capital Corporation, MLP Environmental Music, LLC and BSI, as Guarantors, and State Street Bank and Trust Company, as Trustee, pursuant to which the Senior Subordinated Notes are to be issued, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "SENIOR SUBORDINATED NOTE RELATED DOCUMENTS" means any or all of, as the context may require, (i) the Senior Subordinated Notes, (ii) the Senior Subordinated Note Indenture, (iii) the Purchase Agreement dated as of March 12, 1999, by and among Muzak Finance and Borrower, as Issuers, Muzak Holdings Finance, Muzak Capital Corporation, MLP Environmental Music, LLC and BSI, as Guarantors and CIBC and GSCP, as Initial Purchasers, and (iv) the Registration Rights Agreement dated as of the Closing Date, by and among Muzak Finance and Borrower, as Issuers, Muzak Holdings Finance, Muzak Capital Corporation, MLP Environmental Music, LLC and BSI, as Guarantors and CIBC and GSCP, as Initial Purchasers, as each may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.13.

     "SENIOR SUBORDINATED NOTES" means $115 million aggregate principal amount of the 97/8% Senior Subordinated Notes due 2009 of Borrower and Muzak Finance to be issued pursuant to the Senior Subordinated Note Indenture.

     "SOLVENCY CERTIFICATE" means a certificate substantially in the form of Exhibit G-2.

     "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debts (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

     "SPONSORS" means ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P.

     "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument, in form and substance reasonably acceptable to the Issuing Bank, issued for the purpose of supporting obligations of Borrower and its Included Subsidiaries incurred or arising in the ordinary course of business or in connection with a consummated or proposed Permitted Acquisition; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness other than Indebtedness which is otherwise permitted under this Agreement.

     "SUBORDINATED INDEBTEDNESS" means (i) Indebtedness of Borrower under the Senior Subordinated Note Related Documents, (ii) Indebtedness of Holdings or Borrower under any Permitted Sponsor Debt Agreement and (iii) any other subordinated Indebtedness of any Credit Party of any type.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

     "SUPPLEMENTAL COLLATERAL AGENT" as defined in Section 9.8(c).

     "SYNDICATION AGENT" as defined in the preamble hereto.

     "SYSTEMS" means any of the hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Borrower and its Subsidiaries.

     "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its applicable lending office) is located on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

     "TAX DISTRIBUTIONS" means distributions by Borrower and Holdings to each of their members in respect of the tax liabilities of such members arising out of such members' ownership interests in Borrower or Holdings, as applicable, provided that, the amount of Tax Distributions in respect of any Fiscal Year to which each such member shall be entitled shall be such that, in the aggregate for such Fiscal Year and for all prior Fiscal Years, such member has received an amount equal to the product of (i) the amount of taxable income allocated to such member for such Fiscal Year and for all prior Fiscal Years, reduced by the amount of taxable losses allocated to such member for such Fiscal Year and for all prior Fiscal Years, and (ii) the effective maximum combined marginal federal and Massachusetts state income tax rates (after giving effect to any federal income tax deduction for such state income taxes) applicable to individual taxpayers resident in Massachusetts in respect of income recognized during such Fiscal Year.

     "TERM LOAN" means a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan.

     "TERM LOAN EXPOSURE" means, as of any date of determination, the sum of each of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders and (iii) the aggregate Tranche C Term Loan Exposure of all Lenders.

     "TERMINATED LENDER" as defined in Section 2.22.

     "TOTAL LEVERAGE RATIO" means the ratio as of any day of (i) Consolidated Total Debt as of such day to (ii) Adjusted Annualized Operating Cash Flow as set forth in the Compliance Certificate based on the Fiscal Quarter then ended (or, if no Fiscal Quarter is then ended, the most recently ended Fiscal Quarter) delivered by Borrower to Administrative Agent pursuant to Section 5.1(d), plus, without duplication, Acquisition Cash Flow for all entities and assets acquired since such Fiscal Quarter.

     "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied) and (ii) the Letter of Credit Usage.

     "TRADE SECRET" as defined in the Pledge and Security Agreement.

     "TRANCHE A TERM LOAN" means a Tranche A Term Loan made by a Lender to Borrower pursuant to Section 2.1(a)(i).

     "TRANCHE A TERM LOAN AMOUNT" means the amount of the Tranche A Term Loan to be made by a Lender to Borrower. The amount of each Lender's Tranche A Term Loan Amount, if any, is set forth on Appendix A.

     "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Amount.

     "TRANCHE A TERM LOAN MATURITY DATE" means the earlier of (i) December 31, 2005, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "TRANCHE B TERM LOAN" means a Tranche B Term Loan made by a Lender to Borrower pursuant to Section 2.1(a)(ii).

     "TRANCHE B TERM LOAN AMOUNT" means the amount of the Tranche B Term Loan to be made by a Lender to Borrower. The amount of each Lender's Tranche B Term Loan Amount, if any, is set forth on Appendix A, except as otherwise provided in
Section 2.2(a)(ii).

     "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Amount.

     "TRANCHE B TERM LOAN MATURITY DATE" means the earlier of (i) December 31, 2006, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "TRANCHE C TERM LOAN" means a Tranche C Term Loan made by a Lender to Borrower pursuant to Section 2.1(a)(iii).

     "TRANCHE C TERM LOAN AMOUNT" means the amount of the Tranche C Term Loan to be made by a Lender to Borrower. The amount of each Lender's Tranche C Term Loan Amount, if any, is set forth on Appendix A.

     "TRANCHE C TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche C Term Loan. The amount of each Lender's Tranche C Term Loan Commitment, if any, is equal to such Lender's Tranche C Term Loan Amount set forth on Appendix A, subject to cancellation pursuant to the terms and conditions hereof.

     "TRANCHE C TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of such Lender; provided, at any time prior to the making of the Tranche C Term Loans, the Tranche C Term Loan Exposure of any Lender shall be equal to such Lender's Tranche C Term Loan Amount.

     "TRANCHE C TERM LOAN MATURITY DATE" means the earlier of (i) December 31, 2005, and (ii) the date that all Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "TRANSACTION COSTS" means the fees, costs and expenses payable by Borrower in connection with the Transactions.

     "TRANSACTIONS" means, collectively, (i) the consummation of the Merger,
(ii) the consummation of the Capstar Contribution, including the Capstar Omaha Contribution, which is expected to be consummated after the Closing Date, (iii) the consummation of the Additional Acquisitions, (iv) the repayment of the Existing Debt, (v) the Consent Solicitation and the adoption of the Existing Indenture Amendment, (vi) any issuance and sale of the Senior Subordinated Notes on or prior to the Closing Date, (vii) any issuance and sale of the Holdings Notes on or prior to the Closing Date, (viii) any incurrence of Closing Date Sponsor Debt, (ix) the Equity Contribution, (x) the making of the Loans, and
(xi) any other transactions contemplated by the Related Agreements.

     "TRANSITION DATE" as defined in Section 2.2(a)(ii).

     "TREASURY REGULATIONS" means the Income Tax Regulations promulgated under the Code.

     "TYPE OF LOAN" means an Alternate Base Rate Loan or a Eurodollar Rate Loan.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

     "WAIVABLE MANDATORY PREPAYMENT" as defined in Section 2.13(c).

     "WHOLLY-OWNED DOMESTIC SUBSIDIARY" means a Domestic Subsidiary of any Person that is a Wholly-Owned Subsidiary.

     "WHOLLY-OWNED INCLUDED DOMESTIC SUBSIDIARY" means a Domestic Subsidiary of Borrower that is a Wholly-Owned Subsidiary and an Included Subsidiary.

     "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of any Person, all of the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Subsidiary of such Person.

     "YEAR 2000 COMPLIANCE" as defined in Section 4.21.

     "YEAR 2000 ISSUES" means limitations in the Year 2000 Compliance of any of the Systems or Proprietary Software.

     1.2 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Calculations in connection with the definitions, covenants and other provisions hereof shall utilize GAAP as in effect as of the date of and the accounting principles and policies in conformity with those used to prepare the Pro Forma Financial Statements (notwithstanding any change in GAAP since the date thereof).

     1.3 INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2.  LOANS AND LETTERS OF CREDIT

     2.1  TERM LOANS.  (a) Subject to the terms and conditions hereof:

          (i) each Lender holding a Tranche A Term Loan Amount agrees to make, on or before April 30, 1999, a Tranche A Term Loan to Borrower in an amount equal to such Lender's Tranche A Term Loan Amount;

          (ii) each Lender holding a Tranche B Term Loan Amount agrees to make, on or before April 30, 1999 in the case of all Tranche B Term Loans other than New Tranche B Term Loans, a Tranche B Term Loan to Borrower in an amount equal to such Lender's Tranche B Term Loan Amount; and

          (iii) each Lender holding a Tranche C Term Loan Amount agrees to make, on or before April 30, 1999, a Tranche C Term Loan to Borrower in an amount equal to such Lender's Tranche C Term Loan Amount; provided, if Borrower issues the Senior Subordinated Notes on or prior to the Closing Date, the Tranche C Term Loan Commitment of each Lender will be cancelled and the Tranche C Term Loans will not be made.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11(a) and 2.12, all amounts owed hereunder with respect to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, and the Tranche C Term Loan Maturity Date, respectively.

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

     (b) Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than three days prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

     (c) Each Lender shall make its Tranche A Term Loan Amount, Tranche B Term Loan Amount, and Tranche C Term Loan Amount, as the case may be, available to Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Promptly upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.

     2.2  REVOLVING LOANS.

     (a)   (i)   During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender holding a Revolving Commitment agrees to make Revolving Loans to Borrower in the aggregate amount up to but not exceeding such Lender's Revolving Commitment at such time; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a)(i) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

           (ii) On no more than three occasions prior to December 31, 2000, Borrower may by written notice to Administrative Agent elect to increase either the Revolving Commitments or the aggregate Tranche B Term Loan Amount (collectively, the "NEW COMMITMENTS" or the "NEW TRANCHE B TERM LOAN AMOUNTS," as applicable), by an amount not in excess of $50,000,000 in the aggregate and not less than $10,000,000 individually and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, a "TRANSITION DATE") on which Borrower proposes that New Commitments shall become effective or that New Tranche B Term Loan Amounts shall be effective and that New Tranche B Term Loans (collectively, "NEW TRANCHE B TERM LOANS") shall be made, as applicable, which shall be not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent and (B) the identity of each Lender or other Person (each, a "NEW REVOLVING LENDER" or a "NEW TRANCHE B LENDER", as applicable) to whom Borrower proposes any portion of such New Commitments shall be allocated and the amounts of such allocations or whom Borrower proposes shall make New Tranche B Term Loans, as applicable, provided (x) Borrower shall arrange for such New Revolving Lenders or New Tranche B Lenders at its sole cost and expense, (y) any Lender approached by Borrower may elect in its sole discretion to provide a New Commitment or a New Tranche B Term Loan, and (z) the identity of any Person not a Lender as a New Revolving Lender or a New Tranche B Lender, as applicable, shall be reasonably acceptable to Administrative Agent. Such New Commitments shall become effective or such New Tranche B Term Loans shall be made, as applicable, as of such Transition Date provided (1) no Default or Event of Default shall exist on such Transition Date before or after giving effect to such New Commitments; (2) both before and after giving effect to the making of any New Tranche B Term Loan each of the conditions set forth in Section 3.2 shall be satisfied; (3) each increase in Revolving Commitments shall be effected pursuant to one or more assignment agreements and each extension of New Tranche B Term Loans shall be effected pursuant to one or more joinder agreements, in each case in form and substance reasonably satisfactory to Administrative Agent, and executed and delivered to Administrative Agent and recorded in the Register, each of which shall be subject to the requirements set forth in Section 10.6(d) and 10.6(f); (4) Borrower shall make any payments required pursuant to Section 2.17(c); and (5) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. On any Transition Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Transition Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Commitments to the Revolving Commitments, (b) each New Commitment shall be a Revolving Commitment, and (c) each New Revolving Lender shall become a Revolving Lender. On any Transition Date on which New Tranche B Term Loans are to be made, subject to the satisfaction of the foregoing terms and conditions, (i) each New Tranche B Lender shall make a New Tranche B Term Loan to Borrower in an amount equal to its New Tranche B Term Loan Amount, (ii) each New Tranche B Term Loan shall be a Tranche B Term Loan, and (iii) each New Tranche B Lender shall become a Lender. The Administrative Agent shall notify the Lenders promptly upon receipt of Borrower's notice of each Transition Date and in respect thereof the New Commitments and the New Revolving Lenders or the New Tranche B Term Amounts and the New Tranche B Lenders, as applicable, and, in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender's Revolving Loans subject to the assignments contemplated by this paragraph. Notwithstanding anything contained herein to the contrary, in the event that New Revolving Lenders or New Tranche B Lenders, as applicable, are willing to make loans available to Borrower at interest rates that are lower than the interest rates then in effect with respect to the Revolving Loans or the Tranche B Term Loans, as applicable, then each Credit Party and each Revolving Lender or each Lender with Tranche B Term Loan Exposure, as applicable, agrees to use its reasonable efforts to cause an amendment to this Agreement to be entered into to give effect to the foregoing.

     (b) Revolving Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

     (c) Whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is an Alternate Base Rate Loan. If either the Senior Subordinated Notes or the Holdings Notes have been issued, then at any time on or after any Transition Date pursuant to which the sum of the Total Utilization of Revolving Commitments and the Term Loan Exposure, either before or after giving effect to any proposed borrowing, equals or exceeds, or would equal or exceed, $200,000,000, each Funding Notice shall be accompanied by a certificate of Borrower, executed on behalf of Borrower by an Authorized Officer, demonstrating in reasonable detail compliance with the covenants contained in each of the Senior Subordinated Note Indenture and the Holdings
Note Indenture, as applicable, restricting the incurrence of Indebtedness (as defined therein). Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

     (d) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)), not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Borrower.

     (e) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.

     2.2A  LETTERS OF CREDIT.   (a)  During the Revolving Commitment Period,
subject to the terms and conditions hereof, Borrower may request from time to time that Issuing Bank issue Letters of Credit for the account of Borrower for the purposes specified in the definition of Standby Letters of Credit; provided, Borrower shall not request that Issuing Bank issue, and Issuing Bank shall not issue:

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Commitments would exceed the Revolving Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed the Letter of Credit Sublimit then in effect;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (A) five (5) days prior to the Revolving Commitment Termination Date and (B) the date which is one year from the date of issuance of such Standby Letter of Credit; subject to the foregoing, Issuing Bank may agree that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Standby Letter of Credit if it has received written notice that a Default or an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; and

          (iv) any Letter of Credit denominated in a currency other than Dollars.

     (b) Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 Noon (New York City time) at least three Business Days, or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit in accordance with Issuing Bank's standard operating procedures; provided, however, that no Letter of Credit shall require payment against a conforming draft or other request for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Bank to which such draft or other request for payment is required to be presented is located) that such draft or other request for payment is presented if such presentation is made after 10:00 a.m. (in the time zone of the Issuing Bank) on such Business Day. Upon the issuance of any Letter of Credit, Issuing Bank shall promptly notify each other Lender of such issuance, and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.2A(e).

     (c) In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any acts by any Governmental Authority, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to Borrower. Notwithstanding anything to the contrary contained in this Section 2.2A(c), Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank, as determined by a final, non-appealable judgment, of a court of competent jurisdiction.

     (d) In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Alternate Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Alternate Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.2A(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.2A(d).

     (e) Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving

Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Borrower shall fail for any reason to reimburse Issuing Bank as provided in Section 2.2A(d), Issuing Bank shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Commitments. Each other Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this
Section 2.2A(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. Nothing in this Section 2.2A(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined by the final, non-appealable judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank.

     (f) The obligation of Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.2A(d) and the obligations of Lenders under Section 2.2A(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender (other than Issuing Bank), against Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);
(iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

     (g) In addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any acts by any Governmental Authority.

     (h) Upon the occurrence and during the continuance of an Event of Default at the request of Issuing Bank or Requisite Class Lenders having more than 50% of the aggregate Revolving Exposure, Borrower shall deliver funds for deposit in the Collateral Account and pay to Administrative Agent an amount equal to the Letter of Credit Usage at such time. If for any reason the aggregate amount delivered by Borrower for deposit in the Collateral Account as aforesaid is less than the Letter of Credit Usage at such time, the aggregate amount so delivered by Borrower shall be apportioned among all outstanding Letters of Credit for purposes of this Section 2.2A(h) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Letter of Credit Usage at such time. Upon any drawing under any outstanding Letter of Credit in respect of which Borrower has deposited in the Collateral Account any amounts described above, Administrative Agent shall apply such amounts to reimburse Issuing Bank for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Borrower has deposited in the Collateral Account any amount described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Administrative Agent shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Administrative Agent pursuant to Section 9, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Borrower has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), and third, to the extent of any further excess, to the payment of any other outstanding Obligations in such order as directed by the Lenders holding more than 50% of the sum of outstanding Revolving Commitments and Revolving Loans.

     2.3 PRO RATA SHARES; AVAILABILITY OF FUNDS. (a) All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall the Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder.

     (b) Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Alternate Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.4 USE OF PROCEEDS. The proceeds of the Term Loans and the Revolving Loans, if any, made on the Closing Date shall be applied by Borrower together with the Equity Contribution and the proceeds of the Senior Subordinated Notes, if issued on or prior to the Closing Date, to pay the Merger Consideration, to finance the Capstar Contribution (including payment of an approximately $5,500,000 Cash purchase price adjustment to Capstar), to repay Existing Debt and to pay Transaction Costs. The proceeds of the Revolving Loans and Letters of Credit made after the Closing Date shall be applied by Borrower for working capital and other general corporate purposes of Borrower and its Included Subsidiaries, including for Permitted Acquisitions and Consolidated Capital Expenditures to the extent permitted pursuant to Sections 6.6 and 6.7. No portion of the proceeds of any Credit Extension shall be used by Borrower or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

     2.5 EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS. (a) Each Lender shall maintain on its internal records an account or accounts evidencing the indebtedness of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Borrower's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

     (b) Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Borrower's Obligations in respect of any Loan. Borrower hereby designates CIBOC to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Borrower hereby agrees that, to the extent CIBOC serves in such capacity, CIBOC and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees".

     (c) If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a promissory note or notes to evidence such Lender's Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan, or Revolving Loan, as the case may be.

     2.6 INTEREST PAYMENTS. (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity or repayment (whether by acceleration or otherwise) thereof as follows:

            (i) if an Alternate Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin; or

            (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

     (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, no Eurodollar Rate Loan with an Interest Period in excess of one month shall be available until the date that Syndication Agent notifies Borrower and Administrative Agent that the primary syndication of the Loans and Revolving Commitments has been completed, as determined by Syndication Agent.
If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be an Alternate Base Rate Loan.

     (c) In connection with Eurodollar Rate Loans there shall be no more than 10 Interest Periods outstanding at any time. In the event Borrower fails to specify between an Alternate Base Rate Loan or a Eurodollar Rate Loan or fails to specify the Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into an Alternate Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as an Alternate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Alternate Base Rate Loan. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

     (d) Interest payable pursuant to Section 2.6(a) shall be computed (i) in the case of Alternate Base Rate Loans based on the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii in the case of Alternate Base Rate Loans based on the Federal Funds Effective Rate or Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Alternate Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Alternate Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (ii at maturity, including final maturity; provided, however that with respect to any prepayment of an Alternate Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     (f) Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Alternate Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Alternate Base Rate Loans.

     (g) Interest payable pursuant to Section 2.6(f) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.6(f), Issuing Bank shall distribute to each other Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by the other Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.2A(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by the other Lenders for the period from the date on which Issuing Bank was so reimbursed by the other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

     2.7 CONVERSION/CONTINUATION. (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing in the case of any conversion to or continuance as a Eurodollar Rate Loan, Borrower shall have the option:

            (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted into an Alternate Base Rate Loan on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion; or

            (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan.

     (b) Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to an Alternate Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate

Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     2.8 DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default of the type specified in Section 8.1(a), the principal amount of all Loans, and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Alternate Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Alternate Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Alternate Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.9 FEES. (a) Borrower agrees to pay to Lenders having Revolving Exposure the following fees:

          (i) commitment fees equal to (1) the average of the daily excess of the Revolving Commitments, minus the Total Utilization of Revolving Commitments, times (2) the Applicable Revolving Commitment Fee Percentage; and

          (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average daily Letter of Credit Usage (determined as of the close of business on any date of determination).

All fees referred to in this Section 2.9(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

     (b) Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees:

          (i) a fronting fee equal to 0.250%, per annum, times the aggregate daily amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

          (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit that are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

     (c) All fees referred to in Section 2.9(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

     (d) In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon thereby.

     2.10. SCHEDULED PAYMENTS/REDUCTIONS. (a) The principal amounts of the Term Loans shall be repaid according to the annual percentages set forth below in consecutive installments (each, an "Installment") on June 30 and December 31 of each Fiscal Year (each, an "Installment Date") occurring in each of the Fiscal Years set forth below, commencing June 30, 2000, with 50% of each annual payment being paid on each Installment Date:


====================================================================
          Year        Tranche A      Tranche B      Tranche C
                      Term Loan      Term Loan      Term Loan
                      Installments   Installments   Installments
--------------------------------------------------------------------
          2000               7.5%           1.0%           7.5%
--------------------------------------------------------------------

          2001              12.5%           1.0%          12.5%
--------------------------------------------------------------------

          2002              17.5%           1.0%          17.5%
--------------------------------------------------------------------

          2003              20.0%           1.0%          20.0%
--------------------------------------------------------------------
          2004              20.0%          15.0%          20.0%
--------------------------------------------------------------------
          2005              22.5%          25.0%          22.5%
--------------------------------------------------------------------
          2006               N/A           Remaining      N/A
                                           Aggregate
                                            Principal
                                            Amount
--------------------------------------------------------------------
        Totals             100.0%         100.0%         100.0%
====================================================================

Notwithstanding the foregoing, (i) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, in accordance with Section 2.13; and (ii) the Tranche A Term Loans, the Tranche B Term Loans, and the Tranche C Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the

Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date, as the case may be, and the final Installment payable by Borrower on each such Date shall be in an amount sufficient to repay all amounts owing by Borrower hereunder with respect to the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as applicable.

     (b) Following any Transition Date, the aggregate Revolving Commitments shall be reduced quarterly, commencing on March 31, 2001, by 5% of the aggregate New Commitments on December 31, 2000.

     2.11. VOLUNTARY PREPAYMENTS/REDUCTIONS.

     (a)    Prepayments.  (i)  Any time and from time to time:
            -----------

               (1) with respect to Term Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

               (2) with respect to Revolving Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,500,000 and integral multiples of $1,000,000 in excess of that amount;

          (ii) All such prepayments shall be made:

               (1) upon not less than one Business Day's prior written or telephonic notice, in the case of Alternate Base Rate Loans; and

               (2) upon not less than three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

     (b)  Reductions.
          ----------

          (i) Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (ii) Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

     2.12.  MANDATORY PREPAYMENTS/REDUCTIONS.  (a) Asset Sales.  No later than
                                                   -----------
the first Business Day following the date of receipt by Holdings, Borrower or any of their respective Subsidiaries of any Net Asset Sale Proceeds (other than any Net Asset Sale Proceeds received in connection with (i) an intercompany Asset Sale permitted pursuant to Section 6.7(a) or (ii) an Affiliate Sale), Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13 in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $5,000,000 and (iii) Borrower shall have delivered a certificate of Borrower, executed on behalf of Borrower by an Authorized Officer, setting forth the details with respect thereto on such first Business Day, Borrower shall have the option, directly or through one or more of its Included Subsidiaries (except that if such proceeds were received by any Subsidiary other than an Included Subsidiary, such Subsidiary shall be permitted to make such investment), to invest such Net Asset Sale Proceeds within one hundred eighty (180) days of receipt thereof (or within two hundred seventy
(270) days of receipt thereof, if Borrower shall have entered into a written commitment to reinvest such proceeds within such 180-day period) in long term productive assets of the general type used in the business of Borrower and its Included Subsidiaries (except as set forth above); provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Commitments).

     (b)  Insurance/Condemnation Proceeds.  No later than the first Business Day
          -------------------------------
following the date of receipt by Holdings, Borrower or any of their respective Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13 in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $5,000,000 and (iii) Borrower shall have delivered a certificate of Borrower, executed on behalf of Borrower by an Authorized Officer, setting forth the details with respect thereto on such first Business Day, Borrower shall have the option, directly or through one or more of its Included Subsidiaries (except that if such proceeds were received by any Subsidiary other than an Included Subsidiary, such Subsidiary shall be permitted to make such investment), to invest such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof in long term productive assets of the general type used in the business of Borrower and its Included Subsidiaries (except as set forth above), which investment may include the repair, restoration or replacement of the applicable assets of Borrower or its Included Subsidiaries; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Commitments).

     (c) Excess Cash Flow.  In the event that the Total Leverage Ratio as of the
         ----------------
end of any Fiscal Year commencing with December 31, 2000 shall be greater than or equal to 5.00:1.00, Borrower shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13 in an aggregate amount equal to 100% of any Consolidated Excess Cash Flow for such Fiscal Year. In the event that the Total Leverage Ratio as of the end of any Fiscal Year commencing with December 31, 2000 shall be greater than or equal to 4.00:1.00, but less than 5.00:1.00, Borrower shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13 in an aggregate amount equal to 50% of any Consolidated Excess Cash Flow. Borrower may use Consolidated Excess Cash Flow to the extent not required to prepay the Loans or reduce Revolving Commitments as set forth in the preceding sentence (i) with the consent of Requisite Lenders, to pay Deferred Management Fees to the extent permitted by
Section 6.4(a)(viii) or (ii) to make Permitted Acquisitions to the extent permitted by Section 6.7(f).

     (d)  Issuance of Debt.  No later than the first Business Day following
          ----------------
receipt by Holdings or Borrower of any Cash proceeds from (a) if any Tranche C Term Loan is made, the first issuance of High Yield Debt after the Closing Date, Borrower shall prepay the Loans in the aggregate amount necessary (such aggregate amount not to exceed the Net High Yield Proceeds received in respect of such issuance) to repay the Tranche C Term Loans in full, plus any additional amount necessary to cause each of the Senior Leverage Ratio and the Total Leverage Ratio to be not greater than 0.25:1.00 below the required level therefor at such time pursuant to Section 6.6, and (b) in connection with each other issuance of High Yield Debt (other than on or prior to the Closing Date), Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net High Yield Proceeds received in respect of such issuance.

     (e)  Revolving Loans.  (i)  Borrower shall from time to time prepay the
          ---------------
Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

          (ii) Borrower shall prepay Revolving Loans with 100% of Net Asset Sale Proceeds received in connection with Affiliate Sales.

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

     (f)  Prepayment Certificate.  Concurrently with any prepayment of the Loans
          ----------------------
and/or reduction of the Revolving Commitments pursuant to this Section 2.12, Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of such prepayment, as the case may be. In the event that Borrower shall subsequently determine that the actual amount that should have been applied to prepay the Loans exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

    2.13. APPLICATION OF PREPAYMENTS/REDUCTIONS; PREPAYMENT FEE. (a) Any prepayment of any Loan pursuant to Section 2.11(a) shall be applied to repay Term Loans or Revolving Loans as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

          first, to repay outstanding Revolving Loans to the full extent thereof; and

          second, to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

All voluntary prepayments of Term Loans shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

     (b)  (i)      Any amount required to be paid pursuant to Sections 2.12(a)
through 2.12(c) shall be applied as follows:

          first, to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Loans;

          second, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

          third, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Loan Commitments by the amount of such payment;

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

          fourth, to cash collateralize Letters of Credit as provided in Section 2.2A and to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateralization; and

          fifth, to the extent of any remaining portion of such amount (which remaining portion need not be paid to the Lenders), to further permanently reduce the Revolving Commitments to the full extent thereof.

          (ii) Any amount required to be paid pursuant to Section 2.12(d) shall be applied as follows:

          first, to prepay in full the Tranche C Term Loans;

          second, to the extent of any remaining portion of such amount to prepay the Tranche A Term Loans and the Tranche B Terms Loan on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche A Term Loans and Tranche B Term Loans; and

          third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof.

     (c) Anything contained herein to the contrary notwithstanding, so long as any Tranche A or Tranche C Term Loans are outstanding, in the event Borrower is required to make any mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT") of the Tranche B Term Loans, not less than three Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day (the "CUTOFF DATE") prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans of such Lenders (which prepayment shall be applied as set forth in Section 2.13(b) above) and
(ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, in the case of (A) any prepayment pursuant to Section 2.13(b)(i), to prepay the Tranche A Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Tranche A Term Loans and the Tranche C Term Loans and (B) any prepayment pursuant to Section 2.13(b)(ii), to prepay the Tranche A Term Loans, which prepayment shall be applied on a pro rata basis to each scheduled Installment of principal of the Tranche A Term Loans.

     (d) Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Alternate Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.17(c).

     (e)  Each repayment of the Tranche B Term Loan, other than pursuant to
Section 2.10, shall be accompanied by a prepayment fee in an amount equal to (i) for each payment made on or prior to the first anniversary of the Closing Date, 2.00% of the amount of such repayment, and (ii) for each payment made after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1.00% of the amount of such repayment.

     (f) Any amounts received by Administrative Agent pursuant to the Capstar Contribution Agreement shall be applied to the Obligations (including the Loans) in such order, in such amounts and at such times as Requisite Lenders may decide.

     2.14. ALLOCATION OF CERTAIN PAYMENTS AND PROCEEDS. If an Event of Default shall have occurred and not otherwise be waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied by Agents in the following order:

          first, amounts due to Administrative Agent pursuant to Section 10.2;

          second, amounts due to Lenders, if any, pursuant to Sections 2.17,
2.18 or 2.19, to be applied for the ratable benefit of Lenders without distinction or preference as among them;

          third, amounts due to Lenders pursuant to Section 10.2, to be applied for the ratable benefit of Lenders without distinction or preference as among them;

          fourth, amounts due to Agents pursuant to Section 2.9(d), to be applied in accordance therewith;

          fifth, amounts due to Lenders pursuant to Section 2.9 and payments of interest on Loans, to be applied for the ratable benefit of Lenders, without distinction or preference as among them;

          sixth, payments of principal on Loans, and all Obligations then payable to any Lender Counterparty pursuant to an Interest Rate Agreement required pursuant to Section 5.11 permitted hereby, to be applied for the ratable benefit of Lenders and such Lender Counterparties, without distinction or preference as among them;

          seventh, amounts due to Indemnitees pursuant to Section 10.3, to be applied for the ratable benefit thereof;

          eighth, payments of all other Obligations due under any of the Credit Documents, if any, to be applied for the ratable benefit of Lenders and Agents; and

          ninth, any surplus remaining after application as provided for herein, to Borrower or as otherwise may be required by applicable law.

   2.15. GENERAL PROVISIONS REGARDING PAYMENTS. (a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

     (b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal; provided, however, that with respect to any prepayment of an Alternate Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

     (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Alternate Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

     (e) Subject to the provisos set forth in the definition of "INTEREST PERIOD", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder, as the case may be.

     (f) Borrower hereby authorizes Administrative Agent to charge Borrower's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

     (g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.8 from the date such amount was due and payable until the date such amount is paid in full.

     2.16. RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

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

     2.17. MAKING OR MAINTAINING EURODOLLAR RATE LOANS. (a) In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

     (b) In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) an Alternate Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Alternate Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any

Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

     (c) Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (ii if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; (iv as a consequence of any other default by Borrower in the repayment of its Eurodollar Rate Loans when required by the terms hereof or (v) if any assignment of any of its Eurodollar Rate Loans occurs pursuant to Section 2.2(a)(ii) on a date prior to the last day of an Interest Period applicable to that Loan.

     (d) Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

     (e) Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under
Section 2.18.

     2.18. INCREASED COSTS; CAPITAL ADEQUACY.  (a) Subject to the provisions of
Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (ii imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     (b) In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.19. TAXES; WITHHOLDING, ETC. (a) All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

     (b) If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (ii the sum payable by such Credit Party shall be increased to the extent necessary to ensure that, after the making of all required deductions, withholding or payments (including those applicable to additional sums payable under this Section), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (c) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.19(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.19(c); provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant to
Section 2.18(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

     2.20. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of

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

such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund or maintain its Credit Extensions including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Revolving Commitments, Loans, Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. Such Lender will deliver to Borrower a certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 setting forth in reasonable detail the basis for requesting such amount (with a copy to Administrative Agent), and such certificate shall be conclusive absent manifest error.

     2.21. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan (a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii any mandatory prepayment of the Revolving Loans shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders pursuant to Section 2.9 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.9 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected by, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of, any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.22. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive material payments under Section 2.17,
2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Borrower's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the proviso to Section 10.5(c)(i); then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such
                                               --------
assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c), 2.18 or 2.19 or otherwise as if it were a prepayment and (2) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, (A) Borrower may not make such election with respect to any
        --------
Non-Consenting Lender unless Borrower also makes such election with respect to each other Terminated Lender which is a Non-Consenting Lender and (B) Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder
--------
shall survive as to such Terminated Lender.

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

SECTION 3.  CONDITIONS PRECEDENT

     3.1 CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

     (a)  Credit Documents.  Administrative Agent shall have received sufficient
          ----------------
copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

     (b)  Organizational Documents; Incumbency, Etc.  Administrative Agent shall
          -----------------------------------------
have received (i) sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party;
(iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;
(iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and
(v) such other documents as Administrative Agent may reasonably request.

     (c)  Organizational and Capital Structure. The organizational structure and
          ------------------------------------
the capital structure of Holdings and its Subsidiaries, both before and after giving effect to the Transactions, shall be as set forth on Schedule 4.1.

     (d)  Capitalization of Holdings.  The Administrative Agent, the Syndication
          --------------------------
Agent and Requisite Lenders shall be satisfied in all respects with Holdings' capital structure.

     (e)  Capitalization of Borrower.  On the Closing Date, Borrower shall have
          --------------------------
Equity Capital equal to no less than 40% of Original Enterprise Value if the Senior Subordinated Notes have not been issued, or 29.2% of Original Enterprise Value if the Senior Subordinated Notes have been issued on or prior to the Closing Date, as set forth in a certificate delivered to Administrative Agent (with copies for each Lender) from the chief financial officer and the chief executive officer of Borrower dated the Closing Date and with appropriate attachments. The Administrative Agent, the Syndication Agent and Requisite Lenders shall be satisfied in all other respects with the Borrower's capital structure.

     (f)  Certain Employees.  Syndication Agent and Administrative Agent shall
          -----------------
have received duly executed copies of, and shall be satisfied with the form and substance of, the Employment Agreement.

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

     (g)  Related Agreements and Opinions.  Syndication Agent and Administrative
          -------------------------------
Agent shall each have received a fully executed or conformed copy of each Related Agreement (without duplication of the Muzak LLC Agreement or the Holdings LLC Agreement delivered pursuant to Section 3.1(b)), certified by each Credit Party thereto, together with copies of each of the opinions of counsel delivered to the parties under the Related Agreements, accompanied by a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders, except in the case of any such legal opinion rendered by counsel to any Person other than a Credit Party to the extent such counsel has refused to deliver such a letter on the basis that it is inconsistent with such counsel's internal policies. Each Related Agreement, including, without limitation, the Capstar Documentation (which documentation shall evidence a definitive agreement among the parties thereto with respect to the Capstar Contribution), shall be in form and substance reasonably satisfactory to the Syndication Agent and Administrative Agent and shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or Administrative Agent to be material, in each case without the consent of Syndication Agent and Administrative Agent.

     (h)  Consummation of Transactions.
          ----------------------------

          (i)   Merger. All conditions to the Merger set forth in Article VII of
                ------
the Merger Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived with the consent of Syndication Agent and Administrative Agent, and the Merger shall have become effective in accordance with the terms of the Merger Agreement. The aggregate consideration paid by Borrower and Holdings in connection with the Merger shall not exceed $127,500,000. Immediately following consummation of the Merger and after giving effect thereto, there shall be at least $10,000,000 of Revolving Loans available to be borrowed pursuant to Section 2.2.

          (ii)  Consent Solicitation.  Each of the Consent Solicitation and the
                --------------------
purchase of all Existing Senior Notes tendered pursuant thereto, and the Existing Indenture Amendments shall have been effected and consummated and Administrative Agent and the Syndication Agent shall have received evidence reasonably satisfactory to them of the foregoing.

          (iii) Other Transactions.  All conditions to the other Transactions
                ------------------
(other than the Capstar Omaha Contribution) set forth in the Related Agreements shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Requisite Lenders (such consent not to be unreasonably withheld). Administrative Agent shall have received evidence reasonably satisfactory to it that each of the Transactions shall have been consummated or will be consummated on the Closing Date other than the Capstar Omaha Contribution.

     (i)  Existing Debt.
          -------------

          (i) On the Closing Date, and after giving effect to the Transactions,
(A) all Existing Debt shall be paid in full, (B) any commitments to lend thereunder shall have been terminated, (C) all security interests created to secure the obligations arising in connection therewith shall have been terminated or effectively assigned to Administrative Agent for the benefit of Lenders, and (D) Borrower shall have delivered to Administrative Agent UCC-3 termination statements or assignments (or comparable forms) and any and all other instruments of release, satisfaction, assignment and/or reconveyance (or evidence of the filing thereof) as may be necessary or advisable to terminate or assign to Administrative Agent for the benefit of Lenders all such security interests and all other security interests in the Collateral. On or prior to the Closing Date, Syndication Agent and Administrative Agent shall have received all pay-off or termination agreements or other documents evidencing the repayment of all Existing Debt. The aggregate amount of principal and premium required to repay, purchase and defease, as applicable, all of the Existing Debt shall not exceed $175,000,000 or such larger amount, if any, as is satisfactory to Requisite Lenders in their sole discretion.

          (ii) Syndication Agent and Administrative Agent shall have received a certificate of Borrower executed on Borrower's behalf by an Authorized Officer of Borrower stating that, after giving effect to the Transactions, the Indebtedness of Credit Parties (other than Indebtedness under the Credit Documents, any Senior Subordinated Notes and any Holdings Notes or Closing Date Sponsor Debt) shall consist of approximately $6,100,000 in aggregate principal amount of outstanding Indebtedness described on Schedule 6.1. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Syndication Agent, Administrative Agent and Requisite Lenders.

     (j)  Pro Forma Total Leverage Ratio.  Borrower shall have delivered to
          ------------------------------
Administrative Agent (with copies for each Lender) a certificate of Borrower, executed on behalf of Borrower by the chief financial officer and the chief executive officer of Borrower, dated the Closing Date and with appropriate attachments, demonstrating that after giving effect to the consummation of the Transactions on a Pro Forma Basis, the Total Leverage Ratio shall not be greater than 5.25:1.00 if the Senior Subordinated Notes have not been issued, or 6.25:1.00 if the Senior Subordinated Notes have been issued on or prior to the Closing Date.

     (k)  Use of Proceeds by Borrower.  Borrower shall have provided evidence
          ---------------------------
satisfactory to Syndication Agent and Administrative Agent that the proceeds from the issuance of any Senior Subordinated Notes and from the issuance of any Holdings Notes or from the incurrence of any Closing Date Sponsor Debt have been irrevocably committed, prior to the application of the proceeds of the Term Loans and any Revolving Loans made on the Closing Date, to the payment of a portion of the financing requirements in connection with the Transactions.

     (l)  Transaction Costs.  On or prior to the Closing Date, Borrower shall
          -----------------
have delivered to Administrative Agent Borrower's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent) and such estimate (together with all fees payable to Agents) shall not exceed $11,500,000.

     (m)  Governmental Authorizations and Consents. Each Credit Party shall have
          ----------------------------------------
obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions (other than the Capstar Omaha Contribution) and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     (n)  Personal and Mixed Property Collateral. In order to create in favor of
          --------------------------------------
Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in all personal and mixed property Collateral, Administrative Agent shall have received:

          (i) (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all shares of Capital Stock pledged pursuant to the Pledge and Security Agreement, and Acknowledgments of Pledge from each applicable issuer of Securities pledged pursuant to the Pledge and Security Agreement and (B) all instruments and promissory notes (which instruments shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Administrative Agent) evidencing all Indebtedness pledged pursuant to the Pledge and Security Agreement;

          (ii) (A) the results of a recent search, by a Person satisfactory to Syndication Agent and Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and
(B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens);

          (iii) UCC financing statements, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent and Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (iv) all releases, cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any Intellectual Property;

          (v) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of the states of Washington and Maryland and each other jurisdiction in which any Credit Party or any personal or mixed property Collateral is located as Syndication Agent and

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

Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and

          (vi) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Syndication Agent and Administrative Agent.

     (o)  Financial Statements; Projections.  Lenders shall have received from
          ---------------------------------
Borrower (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at December 31, 1998, together with the related pro forma consolidated and consolidating statements of income and cash flows, in each case prepared in accordance with GAAP and reflecting the consummation of the Merger and the other Transactions to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders (collectively the "PRO FORMA FINANCIAL STATEMENTS"), and (iii) the Projections.

     (p)  Evidence of Insurance.  Syndication Agent and Administrative Agent
          ---------------------
shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under Section 5.5.

     (q)  Opinions of Counsel to Credit Parties.  Lenders and their respective
          -------------------------------------
counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis, counsel for Credit Parties, and each other counsel to any Credit Party, as to such matters as Administrative Agent or Syndication Agent may reasonably request and in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel, dated as of the Closing Date.

     (r)  Opinions of Counsel to Syndication Agent.  Lenders shall have received
          ----------------------------------------
originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent and Administrative Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

     (s)  Fees. Borrower shall have paid to Syndication Agent and Administrative
          ----
Agent, for distribution (as appropriate) to Syndication Agent, Administrative Agent and Lenders, the fees payable on the Closing Date referred to in Section 2.9.

     (t) Solvency.  On the Closing Date, Syndication Agent, Administrative Agent
         --------
and Lenders shall have received (i) a letter from Houlihan Lokey Howard & Zukin dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent and (ii) a Solvency Certificate from Borrower, executed on behalf of Borrower by the chief financial officer of Borrower, in each case with appropriate attachments and demonstrating that after giving effect to the consummation of the Transactions, Borrower and its Subsidiaries are and will be Solvent.

     (u)   Completion of Proceedings.  All partnership, corporate and other
           -------------------------
proceedings taken or to be taken in connection with the Transactions (other than the Capstar Omaha Contribution) and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

     (v)   Closing Date Certificate.  Holdings and Borrower shall have delivered
           ------------------------
to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

     (w)   Closing Date.  Lenders shall have made the Term Loans to Borrower on
           ------------
or before April 30, 1999.

Each Lender, by delivering its signature page to this Agreement and funding its Tranche A Term Loan Amount, Tranche B Term Loan Amount, Tranche C Term Loan Amount and/or a Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.

     3.2. CONDITIONS TO EACH CREDIT EXTENSION. (a) The obligation of any Lender to make a Credit Extension on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

           (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be. If either the Senior Subordinated Notes or the Holdings Notes have been issued, then at any time on or after any Transition Date pursuant to which the sum of the Total Utilization of Revolving Commitments and the Term Loan Exposure, either before or after giving effect to any proposed borrowing, equals or exceeds, or would equal or exceed, $200,000,000, each Funding Notice shall be accompanied by a certificate of Borrower, executed on behalf of Borrower by an Authorized Officer, demonstrating in reasonable detail compliance with the covenants contained in each of the Senior Subordinated Note Indenture and the Holdings
Note Indenture, as applicable, restricting the incurrence of Indebtedness (as defined therein);

           (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

           (iii) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect

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

to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or the making any Credit Extension;

           (iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

           (v) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

           (vi) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

     (b) Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.


SECTION 4.  REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made hereby, each Credit Party represents and warrants to each Lender, on the Closing Date and on each Credit Date, that the following statements are true, correct and complete (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions as contemplated hereby):

     4.1. ORGANIZATION; POWERS; QUALIFICATION; CAPITALIZATION. (a) Each of Holdings, Borrower and each of their respective Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (iii) is qualified to do business and in

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good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Schedule 4.1 correctly sets forth the ownership interest of Holdings, Borrower and each of their respective Subsidiaries in their respective Subsidiaries as of the Closing Date, both before and after giving effect to the Transactions. Other than Borrower and Muzak Holdings Finance, Holdings has no direct Subsidiaries or Investments.

     (b) The Capital Stock of each corporate Subsidiary of Borrower has been duly authorized and validly issued and is fully paid and non-assessable. Except as expressly provided on Schedule 4.1, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings, Borrower or any of their respective Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Capital Stock of Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Borrower or any of its Subsidiaries.

     4.2. VALID ISSUANCE. (a) Holdings has the limited liability company power and authority to issue the Holdings Notes. The Holdings Notes, when issued and paid for, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Obligations of Holdings hereunder are and will be within the definition of "Permitted Indebtedness" included in such terms. The Holdings Notes, when issued and sold, will either (i) have been registered or qualified under applicable federal and state securities laws or
(ii) be exempt therefrom.

     (b) Borrower has the limited liability company power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions. The Senior Subordinated Notes, when issued and sold, will either (i) have been registered or qualified under applicable federal and state securities laws or (ii) be exempt therefrom.

     (c) Each of Holdings and Borrower has the limited liability company power and authority to enter into each Permitted Sponsor Subordinated Debt Agreement, if any. Each such Agreement, when executed, will constitute the legally valid and binding obligation of Holdings or Borrower, as applicable, enforceable against Holdings or Borrower, as applicable, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws

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relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Permitted Sponsor Debt Agreement will be enforceable against the holders thereof, and the Obligations of Holdings and Borrower, as applicable, hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions.

     4.3. AUTHORIZATION OF CREDIT DOCUMENTS; NO CONFLICT. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings, Borrower or any of their respective Subsidiaries, any of the Organizational Documents of Holdings, Borrower or any of their respective Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings, Borrower or any of their respective Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, Borrower or any of their respective Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, Borrower or any of their respective Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders); or (d) require any approval of members or stockholders of Holdings, Borrower or any of their respective Subsidiaries or any approval or consent of any Person under any Contractual Obligation, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

     4.4. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent, as of the Closing Date.

     4.5. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.6. FINANCIAL STATEMENTS; PROJECTIONS. The Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the date hereof, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Financial

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Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and any of its Subsidiaries taken as a whole. On and as of the Closing Date, the Projections of Borrower and its Subsidiaries for the period December 31, 1999 through December 31, 2006 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Borrower believed that the Projections were reasonable and attainable.

     4.7. NO MATERIAL ADVERSE EFFECT; NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 1998, no event or change has occurred that has caused or evidences, or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect, and neither Holdings, Borrower nor any of their respective Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

     4.8. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings, Borrower nor any of their respective Subsidiaries (a) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.9. PAYMENT OF TAXES. All Tax returns and reports of Holdings, Borrower and their respective Subsidiaries required to be filed by any of them have been timely filed and are true, correct and complete in all material respects, and all Taxes upon Holdings, Borrower and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises required to have been paid have been timely paid except Taxes that are being actively contested in good faith and by appropriate proceedings and for which Holdings, Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves.

     4.10. TITLE TO PROPERTIES; INTELLECTUAL PROPERTY. (a) Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.6 and in the most recent financial statements delivered pursuant to
Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

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

     (b) As of the Closing Date, Schedule 4.10(b) contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.10(b), each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder that could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     (c) As of the date hereof, Schedule 4.10(c) sets forth, for all Intellectual Property owned by each Credit Party, a complete and accurate list of all U.S. and foreign: (1) patents and patent applications; (2) trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks and service marks; and (3) copyright registrations, copyright applications and material unregistered copyrights and all exclusively licensed copyrights. As of the date hereof, no Credit Party owns or exclusively licenses (i) any material copyrights, or (ii) either individually or in the aggregate, any material sound recordings or musical compositions, whether unpublished or published. All sound recordings or musical compositions used or necessary for each Credit Party's business (other than such non-material sound recordings and musical compositions as are owned or exclusively licensed by MLP or MLP Environmental Music, LLC) are utilized solely pursuant to non-exclusive License Agreements with third parties, true and complete copies of each such non-exclusive License Agreement in effect on the Closing Date shall have been provided to Syndication Agent and Administrative Agent. As of the date hereof, Schedule 4.10(c) lists all contracts for material Proprietary Software which is owned, licensed, leased or otherwise used by each Credit Party (other than for Proprietary Software purchased or licensed for less than a total cost of $1,000), and identifies which Proprietary Software is owned or licensed. As of the date hereof,
Schedule 4.10(c) sets forth a complete and accurate list of all License Agreements to which any Credit Party is a party or otherwise bound, as licensee or licensor thereunder, and which are material to the operation of any Credit Party's business.

     (d) (i) Each Credit Party owns or has the right to use all material Intellectual Property used in or necessary to its business, free and clear of all Liens other than Permitted Liens; (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect, any Intellectual Property owned by any Credit Party is in full force and effect and has not been cancelled, expired or abandoned and to the best of each Credit Party's knowledge is valid; (iii) as of the date hereof, except as set forth on Schedule 4.10(c), no Credit Party has received written notice from any third party regarding any actual or potential infringement by it of any intellectual property of such third party, and to the best of each Credit Party's knowledge, the conduct of its business as currently conducted does not infringe on the intellectual property of any third party; (iv) as of the date hereof, except as set forth on
Schedule 4.10(c) no Credit Party has received written notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned

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

or used by such Credit Party and no Credit Party has any knowledge of any basis for such a claim; (v) as of the date hereof, no Credit Party has licensed or sublicensed any material rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;
(vi) except as set on Schedule 4.10(c), to the best of each Credit Party's knowledge, no third party is misappropriating, infringing, diluting or violating any material Intellectual Property owned by any Credit Party; (vii) the License Agreements are valid and binding obligations of the applicable Credit Party, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by such Credit Party or, to the knowledge of any Credit Party, the other party thereto, under any such License Agreement; (viii) each of the Credit Parties takes reasonable measures to protect the confidentiality of material Trade Secrets including requiring third parties having access thereto to execute written nondisclosure agreements and no material Trade Secret of any Credit Party has been authorized to be disclosed to any third party or to the best of each Credit Party's knowledge disclosed to any third party, other than pursuant to a written nondisclosure agreement that adequately protects the Credit Party proprietary interests in and to such material Trade Secrets; (ix) the consummation of the Transactions will not result in the loss or impairment of any Credit Party to own or use any of the Intellectual Property which are material to the operation of any Credit Party's business, nor, except as set forth on Schedule 4.10(c), will such consummation require the consent of any third party in respect of any Intellectual Property which, individually or in the aggregate, are material to the operation of such Grantor's business; and (x) all Proprietary Software owned by a Credit Party set forth in Schedule 4.10(c) was either developed (A) by employees of a Credit Party within the scope of their employment; or (B) by independent contractors who have assigned all of their rights to a Credit Party pursuant to written agreement.

     (e) No Credit Party employs any employee, contractor or consultant who, to any Credit Party's knowledge, is in violation of any material term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with such Credit Party or, to such Credit Party's knowledge, with another party that could reasonably be expected to negatively impact upon such Credit Party's Intellectual Property.

     4.11. COLLATERAL. (a) The execution and delivery of the Collateral Documents by Credit Parties, together with the actions taken on or prior to the date hereof pursuant to Section 3.1(n), are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Obligations, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than (i) the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed), (ii) the actions required under federal law to register and record interests in copyrights and (iii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

     (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the

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Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except (A) for filings or recordings contemplated by Section 3.1(n), (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of Securities and (C) any approval of the Federal Communications Commission that may be required with respect to certain private microwave licenses held by any Credit Party.

     (c) Except with respect to any Permitted Lien and such as may have been filed in favor of Administrative Agent as contemplated by Section 3.1(n), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

     (d) All written information supplied to Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     4.12. ENVIRONMENTAL. No Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
(S) 9604) or any comparable state law that could reasonably be expected to have a Material Adverse Effect. There are and, to each Credit Party's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent that could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.13. NO DEFAULTS; MATERIAL CONTRACTS. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such

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default or defaults, if any, could not reasonably be expected to have a
Material Adverse Effect. Schedule 4.13 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, as of the Closing Date, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

     4.14. GOVERNMENTAL REGULATION. Neither Holdings, Borrower nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     4.15. MARGIN STOCK. Neither Holdings, Borrower nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The pledge of the Investment Property pursuant the Pledge and Security Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.16. EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     4.17. EMPLOYEE BENEFIT PLANS. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not, either individually or in the aggregate, have a Material Adverse Effect on Borrower or any of its ERISA Affiliates. Each Employee Benefit Plan which is intended to qualify under
Section 401(a) of the Internal Revenue Code is so qualified. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been, or is expected to be incurred by Borrower, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan there were no material unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) with respect to any Pension Plan. The potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from each Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans does not exceed $2,500,000. Borrower, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

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     4.18.  CERTAIN FEES.  No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

     4.19. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.20. RELATED AGREEMENTS. Holdings and Borrower have delivered to Syndication Agent and Administrative Agent complete and correct (i) copies of each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties (a) given by MLP to Holdings and Borrower in the Merger Agreement, (b) given by Holdings and Borrower to MLP in the Merger Agreement, (c) given by any Credit Party in any other Related Agreement, and (d) given in any Related Agreement by any other party to any Related Agreement, in each case is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in any Related Agreement to the contrary, the representations and warranties of each Credit Party set forth in this Section 4.20 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Transactions have been obtained and are in full force and effect. On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions set forth in the Related Agreements been duly satisfied or, with the consent of Administrative Agent and Requisite Lenders, waived, and (ii) each of the Transactions has been consummated in accordance with the Related Agreements and all applicable laws.

     4.21. YEAR 2000 ISSUES. Borrower and its Subsidiaries (a) have engaged in a process of assessment of the existence of the Year 2000 Issues reasonably appropriate to the scope and complexity of their respective Systems and Proprietary Software; (b) are in the process of adopting and implementing a plan of correction ("PLAN OF CORRECTION") which will result in all Proprietary Software and Systems used by Borrower and its Subsidiaries being Year 2000 Compliant by September 30, 1999; (c) are in the process of adopting and successfully implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Issues in all Systems and Proprietary Software;
(d) are in the process of adopting and implementing policies and procedures requiring regular reports to, and monitoring by, senior management of Borrower concerning the foregoing matters; and (e) have provided Administrative Agent true and correct copies of the written Plan of Correction and all budget and financial information relating to the Plan of Correction and Year 2000 Compliance. The cost to Borrower and its Subsidiaries of the implementation of the Plan of Correction will not result in a Default or a Material Adverse Effect. As used herein, "YEAR 2000 COMPLIANT" and "YEAR 2000 COMPLIANCE" mean for all dates and times, including, without limitation dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other Proprietary Software or Systems: (i) the application system functions and receives and processes dates and times correctly without abnormal

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results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) there is no century ambiguity; (v) all reports and displays are sorted correctly; and (vi) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year). Borrower has obtained or shall use commercially reasonable efforts to obtain written representations or assurances from each entity that (x) provides any material data, product or service to Borrower or its Subsidiaries that is dependent on Year 2000 Compliance, that all of such entity's related software and systems that are used for, or on behalf of, Borrower or its Subsidiaries are or will be Year 2000 Compliant by September 30, 1999.

     4.22. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings, Borrower or any of their respective Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     4.23. NO BURDENSOME RESTRICTIONS. Neither Holdings, Borrower nor any of their respective Subsidiaries is a party to or bound by any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

     4.24. HOLDINGS. On the Closing Date, after giving effect to the Transactions, Holdings (i) has not incurred, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever (whether absolute, contingent or otherwise) other than its obligations under the Related Agreements to which it is a party, (ii) is the owner of all of the outstanding Capital Stock of Borrower and has not created or suffered to exist any Lien upon any property or assets owned by it, including, without limitation, the Capital Stock of Borrower, other than the Liens created under the Collateral Documents to which it is a party, (iii) is not engaged in any business or activity and does not own any assets or property other than holding the Capital Stock of Borrower and Muzak Holdings Finance and performing its obligations under the Related Agreements to which it is a party and (iv) is not a party to, or bound by, any document, instrument or agreement other than the Credit Documents and Related Agreements to which it is a party.

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SECTION 5.  AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will deliver to Administrative Agent:

     (a) as soon as available and in any event within thirty (30) days after the end of each month ending after the Closing Date (other than any Fiscal Quarter end), the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income, members' equity and cash flows of Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

     (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, members' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

     (c) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, members' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Borrower and in form and substance reasonably satisfactory to Administrative Agent, together with a written statement by such independent certified public accountants stating whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof;

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     (d)  together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

     (e) if, as a result of any change in accounting principles and policies from those used in the preparation of the Pro Forma Financial Statements, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then promptly after and in no event more than sixty (60) days after the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

     (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its members acting in such capacity or by any Borrower or any Subsidiary of Borrower to its security holders other than another Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings, Borrower or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Holdings, Borrower or any of their respective Subsidiaries to the public concerning material developments in the business of Holdings, Borrower or any of their respective Subsidiaries;

     (g) promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto; (ii) that any Person has given any notice to Holdings, Borrower or any of their respective Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of Borrower, executed on behalf of Borrower by its Authorized Officers, specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

     (h) promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

     (i) (i) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of

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

its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of
(1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

     (j) as soon as practicable and in any event no later than thirty (30) days after to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next three succeeding Fiscal Years (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each month of each such Fiscal Year, together with the assumptions on which such forecasts are based stated in reasonable detail;

     (k) as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

     (l) together with each delivery of financial statements pursuant to Sections 5.1(a), 5.1(b), and 5.1(c), written notice of any change in the Board of Directors of Borrower or Holdings during the period for which such financial statements are delivered;

     (m) promptly, and in any event within ten (10) Business Days after any Material Contract of Holdings, Borrower or any of their respective Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings, Borrower or such Subsidiary, as the case may be;

     (n) together with each delivery of financial statements pursuant to Sections 5.1(a), 5.1(b), and 5.1(c), a written statement describing any new Material Contract entered into during the period for which such financial statements are delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings, Borrower or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(n)), and an explanation of any actions being taken with respect thereto;

     (o) as soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any

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

environmental liabilities of Borrower or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

     (p)  Borrower will deliver to Administrative Agent and Lenders:

          (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

          (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
(B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

          (iii) as soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

          (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
(B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws; and

          (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.1(o); and

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     (q)   with reasonable promptness, such other information and data with respect to Holdings, Borrower or any of their respective Subsidiaries as from time to time may be reasonably requested by Administrative Agent or Requisite Lenders.

     5.2. EXISTENCE. Except as permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business; provided, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right, franchise, license or permit if such Person's Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

     5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or similar income Tax return with any Person (other than Holdings or any of its Subsidiaries).

     5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5. INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall
(i) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its

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interests may appear and (ii) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and provides for at least thirty (30) days prior written notice to Administrative Agent of any modification or cancellation of such policy.

     5.6. INSPECTIONS; LENDERS MEETINGS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

     5.7. COMPLIANCE WITH LAWS; CONTRACTUAL OBLIGATIONS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all Contractual Obligations and all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8. ENVIRONMENTAL. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9. SUBSIDIARIES. In the event that any Person becomes a Domestic Subsidiary of Borrower, Borrower shall (i) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(n) and 3.1(p). In the event that any Person becomes a Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(n)(i) necessary to grant and to perfect a First Priority Lien in favor of Administrative Agent, for the benefit of Lenders, under the Pledge and Security Agreement in such ownership interests. With respect to each such

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Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Borrower; provided, such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof.

     5.10. MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires an interest in or a Real Estate Asset owned on the date hereof becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Administrative Agent, for the benefit of Lenders, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, including, without limitation, those described on Schedule 5.10, Administrative Agent shall reasonably request to create in favor of Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Real Estate Assets. In addition to the foregoing, each Credit Party shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent appraisals as are required by law or regulation of Real Estate Assets with respect to which Administrative Agent has been granted a Lien.

     5.11. INTEREST RATE PROTECTION. At all times after the date which is thirty (30) days after the Closing Date, Borrower shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than three years and otherwise in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Borrower with respect to an aggregate notional principal amount of not less than 50% of Consolidated Senior Debt outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 7 1/4% per annum.

     5.12. YEAR 2000 ISSUES. Borrower shall periodically report to Administrative Agent, in such form as Administrative Agent may reasonably request, and Administrative Agent shall promptly forward each such report to each Lender, on the progress of Borrower and its Subsidiaries in implementing the Plan of Correction; the budget for, and actual financial performance with respect to, implementation of the Plan of Correction; the assessment of Borrower, and any senior manager of Borrower or any Subsidiary, of the adequacy of the Plan of Correction or the related implementation budget; the implementation of the Plan of Correction, the related financial performance, and the conformity of actual performance with related implementation budgets.

     5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, any notes and the other Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take

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such actions as Administrative Agent may reasonably request from time to time
(including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, control agreements, acknowledgments of pledge, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to any Real Estate Asset, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, Borrower and each of their respective Subsidiaries and all of the outstanding Capital Stock of Borrower and its Subsidiaries.

     5.14. OTHER TRANSACTIONS; RELATED AGREEMENTS. (a) If Borrower determines that it is in the best interest of Borrower to consummate the Capstar Omaha Contribution, each of Holdings and Borrower shall use its respective reasonable best efforts to cause the Capstar Omaha Contribution to be effected and consummated pursuant to the Capstar Documentation. Borrower shall deliver notice to Administrative Agent of any determination that the Capstar Omaha Contribution will not be consummated promptly and in no event more than three Business Days after any Credit Party makes or obtains knowledge of any such determination. Each of Syndication Agent and Administrative Agent shall receive at least ten Business Days' written notice of the closing of the Capstar Omaha Contribution from Borrower. If the Capstar Omaha Contribution is consummated, all conditions to the Capstar Omaha Contribution set forth in the Capstar Documentation shall be satisfied in all material respects or the fulfillment of any such conditions shall be waived with the consent of Administrative Agent and Requisite Lenders (such consent not to be unreasonably withheld). In any event, Borrower shall deliver notice that the Capstar Omaha Contribution will not be consummated or the Capstar Omaha Contribution shall have been consummated no later than December 31, 1999.

     (b) If the Capstar Omaha Contribution is consummated, each of Syndication Agent and Administrative Agent shall receive evidence reasonably satisfactory to it that the Capstar Omaha Contribution shall have been consummated and shall receive all drafts and executed copies of all agreements, documents and information in connection therewith as it shall request, including, without limitation, the following: a fully executed or conformed copy of each agreement, instrument or any documents executed in connection therewith, certified by each Credit Party thereto, together with copies of each of the opinions of counsel delivered to the parties under such agreements, accompanied by a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each such agreement shall be in form and substance reasonably satisfactory in all material respects to the Syndication Agent and Administrative Agent and shall be in full force and effect.

     (c) If the Capstar Omaha Contribution is consummated, simultaneously with the consummation of the Capstar Omaha Contribution, the Credit Parties shall take all of the actions set forth in this subsection. Borrower shall have delivered to Administrative Agent UCC-3 termination statements or assignments (or comparable forms) and any and all other instruments of release, satisfaction, assignment and/or reconveyance (or evidence of the filing thereof) as may be necessary or advisable to terminate or assign to Administrative Agent for the benefit of Lenders all such security interests and all other security interests in the Collateral. Borrower shall have delivered to

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Administration Agent all pay-off or termination agreements or other documents evidencing the repayment of all Indebtedness to be repaid in connection with such Transaction. Each Credit Party shall take all necessary action to create in favor of Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in all Material Real Estate Assets and all personal and mixed property Collateral acquired in connection with each such transaction, including, without limitation, the execution and delivery of all such mortgages, documents, instruments, agreements, opinions and certificates and the taking of all actions described in Sections 3.1(n) and 5.10.

     (d) If the Capstar Omaha Contribution is consummated, simultaneously with the consummation of the Capstar Omaha Contribution, each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with such transaction and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. If the Capstar Omaha Contribution is consummated, simultaneously with the consummation of the Capstar Omaha Contribution, all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on such transactions or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     (e) Administrative Agent shall receive drafts reasonably in advance of the execution of any Securities Repurchase Agreement entered into after the Closing Date if such agreement (i) is not substantially in the form of the Securities Repurchase Agreements entered into as of October 6, 1998 or (ii) provides for any affirmative obligation to repurchase management Securities. Each such agreement shall be in form and substance reasonably satisfactory to Administrative Agent. Administrative Agent shall receive a fully executed or conformed copy of each such agreement and any documents executed in connection therewith, certified by each Credit Party thereto, together with copies of any opinion of counsel delivered to the parties thereto.


SECTION 6.  NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Revolving Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or issue any Preferred Stock, except:

     (a) the Obligations, including Indebtedness under any Hedge Agreement with any Lender Counterparty;

     (b) Indebtedness of any Wholly-Owned Included Domestic Subsidiary of Borrower to Borrower or to any other Wholly-Owned Included Domestic Subsidiary of Borrower, or of Borrower to any Wholly-Owned Included Domestic Subsidiary of Borrower, provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii all such Indebtedness owed by Borrower to any of its Included Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, are reasonably satisfactory to Administrative Agent, and (ii all such Indebtedness shall include provisions as to the waiver of any subrogation rights until after the Obligations have been paid in full;

     (c) Borrower and its Wholly-Owned Included Domestic Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligations of Borrower or any of its Wholly-Owned Included Domestic Subsidiaries permitted under this Agreement; provided, any such Contingent Obligations shall (i) be unsecured, and (ii) include provisions as to the waiver of any subrogation rights until after the Obligations have been paid in full;

     (d) Contingent Obligations of Borrower or any of its Subsidiaries arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations of any such Person in connection with the Merger Agreement, the Capstar Documentation and Permitted Acquisitions or Asset Sales permitted pursuant to Sections 6.6 and 6.7;

     (e) Contingent Obligations under guaranties in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees and licensees of Borrower and its Subsidiaries in an aggregate amount at any time not to exceed $1,000,000;

     (f) Indebtedness of Holdings or Borrower in respect of any Permitted Sponsor Subordinated Debt;

     (g) Indebtedness of Holdings and Muzak Holdings Finance in respect of the Holdings Notes, provided, (i) the Net High Yield Proceeds received in connection therewith shall not exceed $40,000,000 and shall be contributed to Borrower as Equity Capital and (ii) such Indebtedness shall (a) be unsecured and on terms and conditions acceptable to Requisite Lenders, (b) mature no earlier than the tenth anniversary of the date of issuance thereof, (c) require by its terms, that all interest on such debt be "paid-in-kind" through March 15, 2004, (d) contain other terms and conditions which shall be satisfactory to Requisite Lenders, and (e) be issued on or before the first anniversary of the Closing Date;

     (h) Indebtedness of Borrower and Muzak Finance in respect of the Senior Subordinated Notes in an aggregate principal amount of not less than $115,000,000, provided, such Indebtedness shall (i) be unsecured and subordinated to the Obligations of Borrower hereunder on terms and conditions acceptable to Requisite Lenders, (ii) mature no earlier than December 31, 2007,
(iii) contain other terms and conditions which shall be satisfactory to Requisite Lenders, and (iv) be issued on or before the first anniversary of the Closing Date;

     (i) Contingent Obligations of Holdings and Borrower's Subsidiaries in respect of the Senior Subordinated Notes, provided that such Contingent Obligations shall (i) be unsecured and subordinated to the Obligations of such Subsidiaries hereunder on terms and conditions acceptable to Requisite Lenders and (ii) contain other terms and conditions which shall be satisfactory to Requisite Lenders;

     (j) Indebtedness of Holdings consisting of the obligation to repurchase membership interests of former officers and directors of Holdings pursuant to the Securities Repurchase Agreements, provided that the aggregate amount of such Indebtedness incurred by Holdings measured on a cumulative basis from the Closing Date shall not exceed $2,000,000;

     (k)  Deferred Management Fees, subject to Section 6.4;

     (l) additional unsecured Indebtedness of Borrower and its Subsidiaries in an aggregate outstanding principal amount not to exceed $5,000,000 at any time;

     (m) each of Borrower and Holdings may become and remain liable with respect to any Preferred Stock of Borrower and Holdings which by its terms does not require any payment of Cash dividends or interest and does not mature or provide for any repurchase or redemption thereof, in whole or in part, contingent or otherwise, on or prior to December 31, 2007;

     (n) Indebtedness described in Schedule 6.1, and until the Closing Date, the Existing Debt; and

     (o) additional secured Indebtedness of Borrower and its Subsidiaries, including, without limitation, with respect to Capital Leases, in an aggregate outstanding principal amount not to exceed $2,500,000 at any time;

provided, however, (i) neither Holdings nor any of its Subsidiaries shall incur any Contingent Obligations in respect of any obligations of any Subsidiary other than an Included Subsidiary and (ii) any Subsidiary that is not an Included Subsidiary may only become and remain liable with respect to Indebtedness if such Indebtedness is without recourse to any other Credit Party or their respective assets, and in the case of Electro, does not exceed an aggregate outstanding principal amount of $2,400,000.

     6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

     (a) Liens in favor of Administrative Agent for the benefit of Lenders granted pursuant to any Credit Document;

     (b) Liens for Taxes or claims the payment of which is not, at the time, required thereby;

     (c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

     (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

     (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

     (f) any attachment or judgment Lien not constituting a Default or Event of Default pursuant to Section 8.1, so long as such Lien could not reasonably be expected to have a Material Adverse Effect;

     (g) any interest or title of a lessor or sublessor under any Capital Lease permitted hereunder or any operating lease entered into the ordinary course of business and not prohibited by this Agreement;

     (h) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

     (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

     (k) licenses of Intellectual Property granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary;

     (l)  Liens securing Indebtedness permitted pursuant to Section 6.1(o); and

     (m)  Liens described in Schedule 6.2.

     6.3. EQUITABLE LIEN; NO FURTHER NEGATIVE PLEDGES. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, or (b) any agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.4. RESTRICTED PAYMENTS; RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. (a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except as long as no Default or Event of Default has occurred and is continuing or would result therefrom, the following shall be permitted:

               (i) substantially simultaneously with a High Yield Issuance of Borrower, Borrower may use proceeds of such High Yield Issuance to make Restricted Junior Payments to repay any Closing Date Sponsor Debt, provided (a) immediately after giving effect to such Restricted Junior Payment, Borrower shall have Equity Capital equal to no less than 29.2% of Original Enterprise Value, and (b) immediately prior thereto, Borrower shall have made all mandatory prepayments required pursuant to Section 2.12(d) in connection with such High Yield Issuance;

               (ii) Borrower may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture, as such Indenture may be amended from time to time to the extent permitted under Section 6.13;

               (iii) beginning on September 15, 2004, Borrower may make Restricted Junior Payments to Holdings in an amount sufficient to permit Holdings to make payments of interest on the Holdings Notes, provided (a) Holdings applies such amounts to the payment of such interest, (b) after giving effect to such payment, Borrower shall be in compliance with Section 6.6 on a Pro Forma Basis as of the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.1(d), and (c) such payments may only be made with respect to interest accruing on the Holdings Notes after March 15, 2004;

               (iv) Holdings may make payments of interest on the Holdings Notes with amounts received from Borrower as described in clause (iii) above;

               (v) for so long as either Holdings or Borrower, as applicable, is disregarded as an entity or is classified as a partnership under Treasury Regulations Section 301.7701 (but not a publicly traded partnership (as defined in Section 7704 of the Code) taxed as a corporation), in each case for U.S. income tax purposes, then Holdings or Borrower, as applicable, may make Tax Distributions;

               (vi) Borrower may make Restricted Junior Payments to pay reasonable out-of-pocket expenses in connection with the Management Agreement;

               (vii) Holdings may make Restricted Junior Payments in an aggregate amount not in excess of $2,000,000 measured on a cumulative basis from the Closing Date to repurchase membership interests from former officers and directors thereof pursuant to the Securities Repurchase Agreements, provided Borrower may make Restricted Junior Payments to fund such Restricted Junior Payments by Holdings;

               (viii) Borrower may accrue Management Fees payable in an aggregate amount not in excess of $300,000 multiplied by 1.05 raised to the power obtained by subtracting 1998 from the number of the calendar year in respect of each Fiscal Year, provided (a) Borrower may not pay any such accrued Management Fees, or any interest thereon, in respect of a Fiscal Year unless and until Borrower shall have delivered to Administrative Agent and each Lender a Compliance Certificate, together with consolidated audited financial statements, each in respect of such Fiscal Year setting forth Borrower's compliance with the terms hereof in respect of, and as at the end of, such Fiscal Year, (b) prior to the payment in full in Cash of all of the Obligations, no payment in respect of any such accrued Management Fees (or any interest thereon) that were not payable as a result of clause (a) hereof or as a result of any Default or Event of Default (collectively, "DEFERRED MANAGEMENT FEES"), shall be required or made unless Requisite Lenders shall otherwise agree, and (c) in all other respects Deferred Management Fees shall be subordinated to all of the Obligations on terms and conditions acceptable to Requisite Lenders; and

               (ix) any Subsidiary of Borrower may declare and pay dividends to Borrower.

     (b) Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Borrower or any other Subsidiary of Borrower, (ii repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (ii make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv transfer any of its property or assets to Borrower or any other Subsidiary of Borrower.

     6.5. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

     (a)  Cash Equivalents;

     (b)  Investments owned as of the Closing Date in any Subsidiary;

     (c) Investments in Borrower or in any of Borrower's Wholly-Owned Included Domestic Subsidiaries;

     (d) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

     (e)  intercompany loans to the extent permitted under Section 6.1(b);

     (f)  Consolidated Capital Expenditures permitted by Section 6.6(e);

     (g) loans to employees of Borrower and its Included Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time;

     (h) Investments by Borrower in Electro in an aggregate annual amount not to exceed $250,000, provided Electro shall apply the proceeds of any such Investment to make or incur Consolidated Capital Expenditures permitted pursuant to Section 6.7;

     (i) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.7; and

     (j)  Investments described in Schedule 6.5;

provided, however, neither Holdings nor any of its Subsidiaries shall make or own any Investment of any kind in any Subsidiary other than an Included Subsidiary other than as permitted by Sections 6.5(b) and 6.5(h)(i).

     6.6.  FINANCIAL COVENANTS.

     (a)  Interest Coverage Ratio.  The Interest Coverage Ratio as of the last
          -----------------------
day of any Fiscal Quarter (which last day occurs in any period set forth below), beginning with September 30, 1999, for any period of four Fiscal Quarters (or for the number of full Fiscal Quarters following the Closing Date to the date of such determination if such Fiscal Quarter ends during the period commencing with the Closing Date and ending on the one year anniversary thereof) shall exceed the correlative ratio indicated below:

          ==========================================================
                                       Ratio             Ratio
                                   (If No High      (If High Yield
               Period              Yield Issuance)     Issuance)
          ----------------------------------------------------------
           Closing Date - 12/31/99    1.75:1.00       1.60:1.00
          ----------------------------------------------------------
            1/1/00 - 12/31/00         2.00:1.00       1.80:1.00
          ----------------------------------------------------------
            1/1/01 - 12/31/01         2.00:1.00       2.00:1.00
          ----------------------------------------------------------
            1/1/02 - 12/31/02         2.50:1.00       2.25:1.00
          ----------------------------------------------------------
            1/1/03 and thereafter     2.50:1.00       2.50:1.00
          ==========================================================


     (b)  Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio as of the
          ---------------------------
last day of any Fiscal Quarter, beginning with September 30, 1999, for any period of four Fiscal Quarters (or for the number of full Fiscal Quarters following the Closing Date to the date of such determination if such Fiscal Quarter ends during the period commencing with the Closing Date and ending on the one year anniversary thereof) shall exceed 1.35:1.00.

     (c)  Total Leverage Ratio.  The Total Leverage Ratio at any time shall not
          --------------------
exceed the correlative ratio indicated below:


          ==========================================================
                                       Ratio              Ratio
                                     (If No High     (If High Yield
              Period               Yield Issuance)      Issuance)
          ----------------------------------------------------------
           Closing Date - 12/31/99    5.50:1.00       6.50:1.00
          ----------------------------------------------------------
              1/1/00 - 3/31/00        5.25:1.00       6.25:1.00
          ----------------------------------------------------------
              4/1/00 - 9/30/00        5.25:1.00       6.00:1.00
          ----------------------------------------------------------
             10/1/00 - 12/31/00       5.00:1.00       5.75:1.00
          ----------------------------------------------------------
              1/1/01 - 12/31/01       4.50:1.00       5.00:1.00
          ----------------------------------------------------------
              1/1/02 - 12/31/02       4.00:1.00       4.25:1.00
          ----------------------------------------------------------
              1/1/03 and thereafter   3.50:1.00       3.75:1.00
          ===========================================================

     (d)  Senior Leverage Ratio.  At any time after a High Yield Issuance, the
          ---------------------
Senior Leverage Ratio shall not exceed the correlative ratio indicated below:

             ===============================================
                    Period                       Ratio
             -----------------------------------------------
               Closing Date - 12/31/99         4.25:1.00
             -----------------------------------------------
                  1/1/00 - 12/31/00            3.75:1.00
             -----------------------------------------------
                  1/1/01 - 12/31/01            3.25:1.00
             -----------------------------------------------
                  1/1/02 - 12/31/02            2.75:1.00
             -----------------------------------------------
                  1/1/02 and thereafter        2.25:1.00
             ===============================================


     (e)  Maximum Consolidated Capital Expenditures.  Holdings shall not, and
          -----------------------------------------
shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year indicated below in an aggregate amount for Borrower and its Included Subsidiaries and for Electro, subject to the limitations set forth below, in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, such amount for any Fiscal Year shall be increased as set forth below:


                 ===========================================
                                        Consolidated
                    Fiscal Year     Capital Expenditures
                 -------------------------------------------
                       1999         $   32,000,000
                 -------------------------------------------
                       2000         $   32,000,000
                 -------------------------------------------
                       2001         $   32,000,000
                 -------------------------------------------
                       2002         $   35,000,000
                 -------------------------------------------
                       2003         $   35,000,000
                 -------------------------------------------
                       2004         $   37,000,000
                 -------------------------------------------
                       2005         $   37,000,000
                 -------------------------------------------
                       2006         $   37,000,000
                 ===========================================


In connection with each Permitted Acquisition of a "Muzak" affiliate that is permitted pursuant to Section 6.7 and consummated during any Fiscal Year, the amount of permitted Consolidated Capital Expenditures for such Fiscal Year shall be increased by an amount equal to the product of (A) 3.5 and (B) the total monthly recurring revenue of such acquired "Muzak" affiliate (which, in the case of any such acquisition consummated on or prior to the fifteenth day of any month, shall be the total monthly recurring revenues for the second prior month, and, in the case of any acquisition consummated after such fifteenth day, shall be the total monthly recurring revenues for the prior month), provided such amount for any Fiscal Year shall be prorated on an annualized basis from the date of each such acquisition for such Fiscal Year, but the difference between the total amount for such acquisition and the prorated amount for such acquisition shall increase the amount of permitted

Consolidated Capital Expenditures for subsequent Fiscal Years; provided further, in connection with each such Permitted Acquisition, each of the draft Compliance Certificate and the Compliance Certificate delivered by Borrower as set forth in the definition of "Permitted Acquisition" shall set forth in reasonable detail the calculation of the foregoing amount for such Permitted Acquisition, and such calculation shall be satisfactory to Administrative Agent in all respects. Except as permitted pursuant to Section 6.5(h), Borrower and its Included Subsidiaries shall not be permitted to make or incur any Consolidated Capital Expenditures of any kind in any Fiscal Year in respect of any Subsidiary other than an Included Subsidiary. The aggregate annual amount of Consolidated Capital Expenditures made or incurred by Electro in any Fiscal Year shall not exceed $300,000.

     6.7. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property, fixed assets or Capital Stock of, any Person or any division or line of business of any Person, except:

     (a) any Included Subsidiary of Borrower may be merged with or into Borrower or any of Borrower's Wholly-Owned Included Domestic Subsidiaries, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or to any of Borrower's Wholly-Owned Included Domestic Subsidiaries; provided, in the case of such a merger involving Borrower, Borrower shall be the continuing or surviving Person, and in the case of any other such merger, Borrower or such Wholly-Owned Included Domestic Subsidiary shall be the continuing or surviving Person;

     (b) sales of assets by Borrower or any of its Subsidiaries which do not constitute Asset Sales, provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Borrower) and no less than 80% thereof shall be paid in Cash;

     (c) leases or subleases to other Persons of assets by Borrower or any of it Subsidiaries in the ordinary course of business;

     (d) licenses to other Persons of Intellectual Property by Borrower or any Subsidiary thereof in the ordinary course of business;

     (e) Asset Sales by Borrower or any of its Subsidiaries, the proceeds of which constitute (i) less than $1,000,000 in the aggregate in any Fiscal Year, and (ii) less than $5,000,000 in the aggregate from the Closing Date to the date of determination, provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Borrower), (y) no less than 80% thereof shall be paid in Cash, and (z) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.12(a);

     (f) Permitted Acquisitions, provided (i) if the aggregate consideration for such acquisition is an amount that is greater than or equal to five times the Acquisition Cash Flow of the acquired entity, then the consideration for all such acquisitions shall constitute no more than $25,000,000 in the aggregate from the Closing Date to the date of determination, (ii) if the aggregate consideration for such acquisition is an amount that is less than five times the Acquisition Cash Flow of the acquired entity, then the consideration for all such acquisitions, together with the aggregate consideration for all acquisitions described in clause (i), shall constitute no more than $50,000,000 in the aggregate from the Closing Date to the date of determination and (iii) immediately following consummation of each such acquisition there shall be at least $10,000,000 of Revolving Loans available to be borrowed pursuant to
Section 2.2;

     (g) the Capstar Omaha Contribution, subject to the terms and conditions set forth in Section 5.14 and provided immediately following consummation of such transaction there shall be at least $10,000,000 of Revolving Loans available to be borrowed pursuant to Section 2.2;

     (h) in connection with each Permitted Acquisition by Borrower, Borrower may sell acquired accounts located in the "territory" or other similar domain of a "Muzak" franchisee to such franchisee in accordance with, and to the extent required by, the terms of such franchisee's franchise agreement; and

     (i)  Investments made in accordance with Section 6.5.

     6.8. DISPOSAL OF SUBSIDIARY INTERESTS. Except as required under the Collateral Documents and except for any sale of 100% of the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.7, no Credit Party shall (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries (including such Subsidiary), except to another Credit Party (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law.

     6.9. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Holdings or any of its Subsidiaries (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holdings or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

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     6.10.  SALE OR DISCOUNT OF RECEIVABLES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     6.11. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided, the foregoing restriction shall not apply, subject to each other covenant contained herein, to (a) any transaction between Borrower and any Wholly-Owned Included Domestic Subsidiary of Borrower or between any of Borrower's Wholly-Owned Included Domestic Subsidiaries; (b) reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of Borrower or Holdings and their respective Subsidiaries, (c) the payment of Management Fees and (d) the repurchase of membership interests from former officers and directors of Holdings pursuant to the Securities Repurchase Agreements.

     6.12. CONDUCT OF BUSINESS; HOLDINGS. (a) From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date as described in the Confidential Information Memorandum dated February 1999 and similar or related businesses and (ii such other lines of business as may be consented to by Requisite Lenders.

     (b) Notwithstanding anything to the contrary contained herein, Holdings shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Related Agreements to which it is a party; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (iii) engage in any business or activity or own any assets other than holding 100% of the Capital Stock of Borrower and Muzak Holdings Finance and performing its obligations under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (vi) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower and Muzak Holdings Finance; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from any other Person.

     6.13. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. (a) Except with the prior written consent of Administrative Agent, no Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any termination of, amendment, restatement, supplement or other modification to, or waiver of, any of its rights under, any Related Agreement (other than the Employment Agreement) after the Closing Date, if such termination, amendment, restatement, supplement, modification or waiver would be materially adverse to any Credit Party or any Agent or Lender.

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     (b)  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Holdings Notes or any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Holdings Notes or Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Holdings Notes or Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Holdings Notes or Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

     (c) Borrower shall not designate any Indebtedness as "DESIGNATED SENIOR INDEBTEDNESS" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.

     6.14. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31.

     6.15. CORPORATE SEPARATENESS. Borrower and its Subsidiaries on the one hand and Holdings on the other hand shall (a) conduct their respective business solely in their own respective names and through their own respective authorized officers and agents so as not to mislead others as to their identity, (b) abide by all corporate formalities and procedures (as applicable) as required by this Agreement, their applicable formation document or the laws of their respective jurisdictions of formation, including, without limitation, the maintenance of current books and records, (c) not permit any of the financial statements of Borrower or any of its Subsidiaries or Holdings in any way to suggest that the assets of Borrower or any of its Subsidiaries are available to pay claims of creditors of Holdings and shall ensure that the financial statements of Borrower and its Subsidiaries shall not be consolidated with the financial statements of Holdings unless separate financial statements of Borrower and its Subsidiaries are also prepared and that none of the assets of Borrower and its Subsidiaries will be consolidated or otherwise reflected on the financial statements of Holdings, except as permitted by the foregoing, (d) hold Borrower or any of its Subsidiaries out as having agreed to pay or become liable for the debts or obligations of Holdings, (e) not operate or purport to operate as an integrated, single economic unit with respect to each other and not seek or obtain credit or incur any obligation to any third Person (other than obligations under the Credit Documents and the Senior Subordinated Note Related Documents) based upon the assets of the other, (f) manage their own liabilities, obligations and expenses separate and apart from the other and each shall provide for and pay out of their own respective assets their own respective liabilities, obligations and expenses, (g) maintain and continue to maintain an arm's length relationship with the other, (h) keep correct and complete records, books of account, financial statements, accounting records and bank accounts separate and apart from those of the other, (i) not seek the dissolution or winding up in whole, or in part, of the other, and (j) ensure that the funds and other assets of

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Holdings will be identifiable and will not be commingled with those of Borrower or its Subsidiaries, and the assets and liabilities of Holdings shall and shall continue to be readily distinguishable from the assets and liabilities of Borrower or its Subsidiaries.


SECTION 7.  GUARANTY

     7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

     7.2. CONTRIBUTION BY GUARANTORS. The Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2.  The amounts payable as contributions hereunder

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shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Obligations then due as aforesaid, accrued and unpaid interest on such Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding) and all other Obligations then owed to Beneficiaries as aforesaid.

     7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

     (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

     (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

     (d) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except

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to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Obligations;

     (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

     (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for

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indebtedness other than the Obligations) to the payment of indebtedness other than the Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

     7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (ii proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (ii any rights to set-offs, recoupments and counterclaims, and (iv promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter

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have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower or any other Guarantor, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Guaranteed Party for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been finally and indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Obligations.

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     7.9.   AUTHORITY OF GUARANTORS OR BORROWER.  It is not necessary for any
Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10. FINANCIAL CONDITION OF BORROWER. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

     7.11. BANKRUPTCY, ETC. (a) So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or such Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and Beneficiaries that the Obligations which are guarantied by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Obligations are paid by Borrower or any other Person, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer

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or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

     7.12. NOTICE OF EVENTS. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in (i) a material adverse change in the financial condition of any Guarantor or Borrower or (ii a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

     7.13. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.12(a).


SECTION 8.  EVENTS OF DEFAULT

     8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

     (a) failure by Borrower to pay (i) when due any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within three (3) days after the date due; or

     (b) (i) failure of Holdings, Borrower or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,250,000 or more or with an aggregate principal amount of $2,500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Holdings, Borrower or any of their respective Subsidiaries with respect to any other term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

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     (c)  failure of any Credit Party to perform or comply with any term or condition contained in Section 2.4, 5.1(d), 5.1(g), 5.2, 5.11 or Section 6 hereof; or

     (d) any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as the date made or deemed made; or

     (e) any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or
(ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

     (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Borrower or any of their respective Subsidiaries, excluding Muzak Heart and Soul Foundation, in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, Borrower or any of their respective Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Borrower or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Borrower or any of their respective Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Borrower or any of their respective Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

     (g) (i) Holdings, Borrower or any of their respective Subsidiaries, excluding Muzak Heart and Soul Foundation, shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Borrower or any of their respective Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings, Borrower or any of their respective Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Holdings, Borrower or any of their respective Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

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     (h) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $500,000 or (ii) in the aggregate at any time an amount in excess of $2,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, Borrower or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     (i) any order, judgment or decree shall be entered against Holdings, Borrower or any of their respective Subsidiaries decreeing the dissolution or split up of Holdings, Borrower or any of their respective Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of thirty
(30) days; or

     (j) there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Credit Party or any of their respective ERISA Affiliates in excess of $2,500,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,500,000; or

     (k) a Change of Control shall occur; or

     (l) at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) any material provision of this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered thereby with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

     (m) the Merger shall not be consummated in accordance with this Agreement and the applicable Related Agreements concurrently with the making of the initial Loans, or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

     (n) Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Credit Documents and Related Agreements to which it is a party or (ii) own any assets other than 100% of the Capital Stock of Borrower and Muzak Holdings Finance

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THEN, (1) upon the occurrence of any Event of Default described in Section
8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the Obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate, and (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (iii) all other Obligations.


SECTION 9.  AGENTS

     9.1 APPOINTMENT OF AGENTS. GSCP and CIBC are hereby appointed Co-Lead Arrangers and GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Co-Lead Arrangers and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents.
CIBOC is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof (other than Borrower's right to approve the appointment of a successor Administrative Agent under Section 9.7). In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of GSCP, in its capacity as Co-Lead Arrangers and Syndication Agent, and CIBC, in its capacity as Co-Lead Arranger, shall terminate.

     9.2 POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

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     9.3  GENERAL IMMUNITY.  (a) No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or Letter of Credit Usage or the component amounts thereof.

     (b) No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

     9.4 AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "LENDER" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and

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may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5 LENDERS' REPRESENTATIONS AND WARRANTIES. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings, Borrower and each of their respective Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings, Borrower and each of their respective Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.6 RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent, as long as no Default or Event of Default has occurred and is continuing, such appointment shall be subject to Borrower's approval, such approval not to be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums,

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securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

     9.8 COLLATERAL DOCUMENTS AND GUARANTIES. (a) Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

     (b) Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

     (c) It is the purpose hereof and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation hereunder or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or

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collateral co-agent (a "SUPPLEMENTAL COLLATERAL AGENT"). In the event that
Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended hereby or any of the other Credit Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and
(ii) the provisions of this Section 9 and of Sections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from Borrower or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.


SECTION 10.  MISCELLANEOUS

     10.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Issuing Bank or Administrative Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Schedule B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

     10.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of each Agent and Issuing Bank in the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto (including, without limitation, all due diligence costs and expenses incurred with respect thereto); (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's and each other Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with

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hereunder and the other Credit Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel and other advisors to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Revolving Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4 SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected herewith, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5 AMENDMENTS AND WAIVERS. (a) Subject to Section 10.5(b), 10.5(c) and 10.5(d), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders.

     (b) Without the written consent of each Lender, no amendment, modification, termination, or consent shall be effective to:

           (i)   amend the pro rata sharing of payments required herein;

           (ii) amend the definition of "REQUISITE LENDERS"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" on substantially the same basis as the Term Loan Amounts, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

           (iii) amend, modify, terminate or waive any provision of this Section
10.5 or any other provision in this Agreement that by its terms expressly requires the consent of certain Lenders;

           (iv) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

           (v) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

           (vi) release or otherwise subordinate all or substantially all of the Collateral or any of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

          (vii) alter the required allocation of prepayments from Net High Yield Debt Proceeds among the Term Loans as set forth in Section 2.13(b)(ii) (except as otherwise set forth in Section 2.13(c)); or

          (viii) amend the definition of Interest Period to permit Interest Periods in excess of six months.

     (c) Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

          (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

          (ii) reduce the principal amount of any Loan or the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.8) or any fee payable hereunder or reduce the amount of any payment of principal, interest or fees required to be made hereunder;

          (iii) extend, waive or excuse the scheduled final maturity of any Loan or any note, any scheduled reduction of Revolving Commitments or any scheduled payment of any Loan, interest on any Loan or any fee hereunder;

          (iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

     (d) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

          (i) amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the applicable Requisite Class Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Term Loan Amounts, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

          (ii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.13 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof;

          (iii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

           (iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in
Section 2.2A(e) without the written consent of Administrative Agent and of Issuing Bank;

           (v) amend, modify, terminate or waive any provision of any Collateral Document having the effect of securing thereunder additional Indebtedness (other than Indebtedness comprising Obligations) by the Collateral without the written concurrence of Lenders having or holding more than 66-2/3% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Revolving Exposure of all Lenders;

           (vi) amend, modify, or waive any provision of Section 3.2 without the consent of Requisite Class Lenders having more than 50% of the aggregate Revolving Exposure; and

           (vii) amend, modify or waive any provision of Section 2.12 or Section
6.4 or any definition contained in either such Section without the consent of
(A) Requisite Class Lenders having more than 50% of the sum of the aggregate Revolving Exposure and the aggregate Tranche A Term Loan Exposure of all Lenders and (B) Requisite Lenders.

     (e) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

     (b) Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Loan shall be effective unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Loans.

     (c) Each Lender shall have the right at any time to sell, assign or transfer any Revolving Commitment, any Loan or any other Obligation:

          (i) to any Person meeting the criteria of clause (i) of the definition of the term "ELIGIBLE ASSIGNEE" upon the giving of notice to Borrower and Administrative Agent; and

          (ii) to any Person meeting the criteria of clause (ii) of the definition of the term "Eligible Assignee" upon the consent of each of Borrower and Administrative Agent (neither of which shall be unreasonably withheld or delayed or shall be required at any time an Event of Default shall have occurred and then be continuing); provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $3,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments, Loans and other Obligations of the assigning Lender).

     (d) The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500, and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c).

     (e) Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in
Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith as a condition to such assignment), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.

     (f) Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Revolving Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Revolving Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments, Loans or any interests therein shall at all times remain within its exclusive control).

     (g) Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in such Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder); (iii) the Revolving Commitments shall be modified to reflect the Revolving Commitment of such assignee and any remaining Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

     (h) Each Lender shall have the right at any time to sell one or more participations to any Person in all or any part of its Revolving Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver described in
Section 10.5(b), 10.5(c) or 10.5(d) to the extent directly affecting the Loan or Revolving Commitment relating to the participation. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to
Section 2.17(c), 2.18 or 2.19, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.16 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender".

     (i)   In addition to any other assignment permitted pursuant to this
Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its notes, if any, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and (ii) with the consent of Borrower and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its notes, if any, or Loans; provided, no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or other assignee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.16 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

     10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11. SEVERABILITY. In case any provision in or obligation hereunder or any note issued in connection herewith shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitments of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
            --------------
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST
            -----------------------
ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES SUCH LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.16. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO
            --------------------
WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS

WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations `therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided, such swap counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further, in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries.

     10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

     10.19. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   AUDIO COMMUNICATIONS NETWORK,  LLC,
                                   as Borrower


                                   By:  /s/ Peni Garber
                                        -----------------------
                                        Name:  Peni Garber
                                        Title: Executive Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   MUZAK HOLDINGS LLC,
                                   as a Guarantor

                                   By:  /s/ Peni Garber
                                        -----------------------
                                        Name:  Peni Garber
                                        Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   MUZAK CAPITAL CORPORATION,
                                   as a Guarantor

                                   By:  /s/ Peni Garber
                                        -----------------------
                                        Name:  Peni Garber
                                        Title: Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   MLP ENVIRONMENTAL MUSIC, LLC,
                                   as a Guarantor

                                   By:  /s/ Peni Garber
                                        -----------------------
                                        Name:  Peni Garber
                                        Title: Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   ELECTRO-SYSTEMS CORPORATION,
                                   as a Guarantor

                                   By:  /s/ Peni Garber
                                        -----------------------
                                        Name:  Peni Garber
                                        Title: Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   BUSINESS SOUND, INC.,
                                   as a Guarantor

                                   By:  /s/ Peni Garber
                                        -----------------------
                                        Name:  Peni Garber
                                        Title: Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   as Syndication Agent, Co-Lead Arranger and a
                                   Lender

                                   By: ______________________________________
                                       Authorized Signatory

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Administrative Agent, Issuing Bank and a
                                   Lender

                                   By:  /s/   Keith Labbate
                                       -------------------------
                                       Name:  Keith Labbate
                                       Title: Executive Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   CIBC OPPENHEIMER CORP.,
                                   as Co-Lead Arranger


                                   By:  /s/   Keith Labbate
                                       -------------------------
                                       Name:  Keith Labbate
                                       Title: Executive Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   BANKBOSTON, N.A.,
                                   as Lender


                                   By:   /s/    Robert F. Milordi
                                         ---------------------------
                                         Name:  Robert F. Milordi
                                         Title: Managing Director

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT


                               TERM LOAN AMOUNTS

==============================================================================================
                           Tranche A     Pro     Tranche B      Pro     Tranche C    Pro
                           Term Loan    Rata     Term Loan      Rata    Term Loan    Rata
       Lender               Amount      Share      Amount      Share     Amount      Share
==============================================================================================
 Goldman Sachs Credit     $10,612,500  35.375%  $ 53,000,000  50.47619      ---       ---
     Partners L.P.                                                %

Canadian Imperial Bank    $10,612,500  35.375%  $  52,00,000  49.52381      ---       ---
 of  Commerce                                                     %

BankBoston, N.A.          $ 8,775,000   29.25%          ----       ---      ---       ---

Total                     $30,000,000     100%  $105,000,000       100%     ---       ---
==========================================================================================


                             REVOLVING COMMITMENTS

===============================================================================
                  Lender                  Revolving Commitment  Pro Rata Share
       Goldman Sachs Credit Partners L.P.       $14,387,500        41.10714%

      Canadian Imperial Bank of  Commerce       $14,387,500        41.10714%

                BankBoston, N.A.                $ 6,225,000        17.78572%

                   Total                        $35,000,000             100%
===============================================================================

                                 APPENDIX A-1

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                               NOTICE ADDRESSES


AUDIO COMMUNICATIONS
 NETWORK, LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959


MUZAK HOLDINGS LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959


MUZAK CAPITAL CORPORATION
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959


MLP ENVIRONMENTAL MUSIC, LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959


BUSINESS SOUND, INC.
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959

                                 APPENDIX B-1

ELECTRO-SYSTEMS CORPORATION
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959

In each case, with a copies (which will not constitute notice) to:

     Kirkland & Ellis
     153 East 53rd Street
     New York, New York 10022
     Attention:   John L. Kuehn
     Telecopier:  (212) 446-4900

          and

     Muzak LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:   Chief Financial Officer
     Telecopier:  (617) 859-2959


GOLDMAN SACHS CREDIT PARTNERS L.P.,
 as Syndication Agent

     Goldman Sachs Credit Partners L.P.
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004
     Attention:   Elizabeth Fischer
     Telecopier:  (212) 902-1021


with a copy of all Notices to:

     Goldman Sachs Credit Partners L.P.
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004
     Attention:   John Makrinos
     Telecopier:  (212) 357-4597

                                 APPENDIX B-2

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent, Lender and Issuing Bank


Administrative Agent's Principal Office:
     425 Lexington Avenue
     New York, New York 10017
     Attention:   Agency Services
     Telecopier:  (212) 856-3763


In each case, with a copy to:
     425 Lexington Avenue
     New York, New York 10017
     Attention:   Media Group, 8th Floor
     Telecopier:  (212) 856-3558


BANKBOSTON, N.A.,
as Lender
     100 Federal Street
     Boston, Massachusetts 02110
     Attention:   Robert F. Milordi
     Telecopier:  (617) 434-8092

                                 APPENDIX B-3

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT


                               Term Loan Amounts

==========================================================================================
                           Tranche A     Pro     Tranche B      Pro     Tranche C    Pro
                           Term Loan    Rata     Term Loan     Rata     Term Loan   Rata
         Lender             Amount      Share     Amount       Share      Amount    Share
==========================================================================================
Goldman Sachs Credit      $10,612,500  35.375%  $ 53,000,000  50.47619      ---     ---
 Partners L.P.                                                    %

Canadian Imperial Bank    $10,612,500  35.375%  $ 52,000,000  49.52381      ---     ---
 of Commerce                                                      %

BankBoston, N.A.          $ 8,775,000   29.25%          ---       ---       ---     ---

    Total                 $30,000,000     100%  $105,000,000      100%      ---     ---
==========================================================================================


                             Revolving Commitments

===========================================================================
               Lender                  Revolving Commitment  Pro Rata Share
Goldman Sachs Credit Partners L.P.         $14,387,500          41.10714%

Canadian Imperial Bank of Commerce         $14,387,500          41.10714%

BankBoston, N.A.                           $ 6,225,000          17.78572%

Total                                      $35,000,000               100%
===========================================================================

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                               Notice Addresses


AUDIO COMMUNICATIONS
   NETWORK, LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959


MUZAK HOLDINGS LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959


MUZAK CAPITAL CORPORATION
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959


MLP ENVIRONMENTAL MUSIC, LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959


BUSINESS SOUND, INC.
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959

ELECTRO-SYSTEMS CORPORATION
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959

In each case, with a copies (which will not constitute notice) to:

     Kirkland & Ellis
     153 East 53rd Street
     New York, New York 10022
     Attention:     John L. Kuehn
     Telecopier:    (212) 446-4900
          and
     Muzak LLC
     c/o ABRY Partners, Inc.
     18 Newbury Street
     Boston, Massachusetts 02116
     Attention:     Chief Financial Officer
     Telecopier:    (617) 859-2959


GOLDMAN SACHS CREDIT PARTNERS L.P.,
 as Syndication Agent

     Goldman Sachs Credit Partners L.P.
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004
     Attention:     Elizabeth Fischer
     Telecopier:    (212) 902-1021


with a copy of all Notices to:

     Goldman Sachs Credit Partners L.P.
     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004
     Attention:     John Makrinos
     Telecopier:    (212) 357-4597

CANADIAN IMPERIAL BANK OF COMMERCE,
 as Administrative Agent, Lender and Issuing Bank


Administrative Agent's Principal Office:
     425 Lexington Avenue
     New York, New York 10017
     Attention:     Agency Services
     Telecopier:    (212) 856-3763


In each case, with a copy to:
     425 Lexington Avenue
     New York, New York 10017
     Attention:     Media Group, 8th Floor
     Telecopier:    (212) 856-3558


BANKBOSTON, N.A.,
 as Lender
     100 Federal Street
     Boston, Massachusetts 02110
     Attention:     Robert F. Milordi
     Telecopier:    (617) 434-8092

                                                                 SCHEDULE 4.1 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              ORGANIZATION, ETC.

                                                             SCHEDULE 4.10(b) TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              REAL ESTATE ASSETS

                                                             SCHEDULE 4.10(c) TO
                                                   CREDIT AND GUARANTY AGREEMENT


                 INTELLECTUAL PROPERTY; PROPRIETARY SOFTWARE;
                              LICENSE AGREEMENTS


                                  REGISTERED
                          TRADEMARKS AND APPLICATIONS
                          ---------------------------

---------------------------------------------------------------------

                                      Reg. No. /      Issued /
     Jurisdiction      Trademark      (App. No.)     (Date App.)
     ------------      ---------      ----------     -----------
---------------------------------------------------------------------
---------------------------------------------------------------------


                                  REGISTERED
                          COPYRIGHTS AND APPLICATIONS
                          ---------------------------

---------------------------------------------------------------------

                                      Reg. No. /      Issued /
     Jurisdiction      Copyright      (App. No.)     (Date App.)
     ------------      ---------      ----------     -----------
---------------------------------------------------------------------
---------------------------------------------------------------------


                                  REGISTERED
                           PATENTS AND APPLICATIONS
                           ------------------------

---------------------------------------------------------------------

                                      Patent No. /    Issued /
                                      ------------    --------
      Jurisdiction     Patent          (App. No.)    (Date App.)
      ------------     ------         ------------   -----------
---------------------------------------------------------------------
---------------------------------------------------------------------


                                 UNREGISTERED
                         TRADEMARKS AND SERVICE MARKS
                         ----------------------------



                                 UNREGISTERED
                COPYRIGHTS AND EXCLUSIVELY LICENSED COPYRIGHTS
                ----------------------------------------------

                                                                SCHEDULE 4.13 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              MATERIAL CONTRACTS

                                                                SCHEDULE 5.10 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                          CONDITIONS TO SATISFY AS TO
                          MATERIAL REAL ESTATE ASSETS

Fully executed and notarized Mortgages (as defined below), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset (each, a "Mortgaged Property").

1. An opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) in each state in which a Mortgaged Property is located with respect to the enforce ability of the form(s) of Mortgages to be recorded in such state and such other matters as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

2.        In the case of each Leasehold Property that is a Mortgaged Property,
     (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest (as defined below).

3. ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to each Mortgaged Property, together with a title report issued by a title company with respect thereto, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

4. Evidence of flood insurance with respect to each Flood Hazard Property (as defined below) that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

5. ALTA surveys of all Mortgaged Properties which are not Leasehold Properties, certified to Administrative Agent and dated not more than thirty (30) days prior to the delivery of such survey.

                                 DEFINED TERMS
                                 -------------

     "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Credit Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Credit Party thereunder without first giving Administrative Agent notice of such default and at least sixty (60) days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

     "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

     "Mortgage" means a form of mortgage acceptable to Administrative Agent.

     "Record Document" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

     "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

                                                                 SCHEDULE 6.1 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              CERTAIN INDEBTEDNESS

                                                                 SCHEDULE 6.2 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                 CERTAIN LIENS

                                                                 SCHEDULE 6.5 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                              CERTAIN INVESTMENTS